UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

HOWMET AEROSPACE INC.

(Name of Registrant as Specified In Its Charter)

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Letter to our Shareholders
April 14, 2021
Dear Howmet Aerospace Shareholders:
We are pleased to invite you to attend the 2021 Annual Meeting of Shareholders (the "Annual Meeting") of Howmet Aerospace Inc. to be held on Tuesday, May 25, 2021, at 9:00 a.m. Eastern Time.
We have decided to hold the Annual Meeting virtually again this year due to the uncertainty relating to the ongoing COVID-19 pandemic and because we believe a virtual Annual Meeting enables greater shareholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our shareholders, and reduces the cost and environmental impact of the Annual Meeting. There will be no physical location for shareholders to attend the meeting.
You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HWM2021 and entering your 16-digit control number.
We are pleased to present you with our 2021 Proxy Statement, which represents our continuing commitment to transparency, good governance and performance-based executive compensation, and reflects the input we have received during dialogue with our investors. At the 2021 Annual Meeting, shareholders will electronically vote on the matters set forth in the 2021 Proxy Statement and the accompanying notice of the annual meeting. Highlights of the detailed information included in the proxy statement can be found in the "Proxy Summary" starting on page 1.
Your vote is very important. Whether or not you will attend and participate in the Annual Meeting, we hope that your shares are represented and voted. In advance of the meeting on Tuesday, May 25, 2021, please cast your vote through the internet, by telephone or by mail. Instructions on how to vote are found in the section entitled "Proxy Summary—How to Cast Your Vote Prior to the 2021 Annual Meeting" on page 1.
Thank you for being a shareholder of Howmet Aerospace. On behalf of the Board of Directors and employees of the company, we appreciate your continued support.
Sincerely,
John C. Plant
Executive Chairman and Co-Chief Executive Officer

Notice of 2021 Annual Meeting of Shareholders
Tuesday, May 25, 2021 9:00 a.m. Eastern Time	Virtual Meeting
The 2021 Annual Meeting of Shareholders (the "Annual Meeting") of Howmet Aerospace Inc. ("Howmet Aerospace" or the "Company") will be held virtually via live webcast on Tuesday, May 25, 2021, at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/HWM2021. There will be no physical in-person meeting.
Shareholders of record of Howmet Aerospace common stock as the close of business on March 29, 2021 are entitled to vote at the meeting. Shareholders will be able to virtually attend the Annual Meeting, vote their shares electronically and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HWM2021 and entering their 16-digit control number. Voting now at www.proxyvote.com will ensure your representation at the Annual Meeting regardless of whether you participate in our live webcast. If you have already voted, there is no need to vote again unless you wish to change your vote.
The purposes of the meeting are:
1.
to elect 11 directors to serve one-year terms expiring at the 2022 Annual Meeting of Shareholders;

2.
to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2021;

3.
to approve, on an advisory basis, executive compensation;

4.
to vote on a shareholder proposal regarding an independent Board Chairman, if properly presented at the meeting; and

5.
to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

For further information about how to participate in the meeting via live webcast, and how to submit questions and vote your shares during the live webcast, please see the "Questions and Answers About the Meeting and Voting" section of the proxy statement. A complete list of shareholders entitled to vote at the meeting will be available for examination during the meeting at www.virtualshareholdermeeting.com/HWM2021.
On behalf of Howmet Aerospace's Board of Directors,
Margaret S. Lam
Associate General Counsel, Chief Securities and Governance Counsel and Assistant Secretary
April 14, 2021
i

Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2021
The Notice of 2021 Annual Meeting of Shareholders and Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

The Board of Directors of Howmet Aerospace Inc. ("Howmet Aerospace" or the "Company") is providing this proxy statement in connection with Howmet Aerospace's 2021 Annual Meeting of Shareholders to be held on Tuesday, May 25, 2021 at 9:00 a.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/HWM2021. Shareholders may attend the virtual meeting, vote their shares and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HWM2021. There will be no physical in-person meeting.
Proxy materials or a Notice of Internet Availability of Proxy Materials (the "Notice") are being first released to shareholders on or about April 14, 2021. In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of the Company's proxy materials to each shareholder of record, the Company may furnish proxy materials by providing access to those documents on the internet. The Notice contains instructions on how to access our proxy materials and vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card. Shareholders who do not receive the Notice will continue to receive either a paper or an electronic copy of our proxy materials.
ii

Attachments		76
Attachment A –	Pre-Approval Policies and Procedures for Audit and Non-Audit Services	76
Attachment B –	Howmet Aerospace Inc. Peer Group Companies	78
Attachment C –	Calculation of Financial Measures	79

2021 Proxy Statement
Proxy Summary
We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and the 2020 Annual Report of Howmet Aerospace Inc. before you vote.
2021 ANNUAL MEETING OF SHAREHOLDERS Via Virtual Live Webcast
Date and Time:	Tuesday, May 25, 2021, at 9:00 a.m. Eastern Time
Place:	Webcast: online at www.virtualshareholdermeeting.com/HWM2021.
Record Date:	March 29, 2021
Voting:
Howmet Aerospace shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote on all matters to be voted on. As of March 29, 2021, the record date for the Annual Meeting, there were 434,076,077 shares of common stock outstanding and expected to be entitled to vote at the 2021 Annual Meeting. There are no other securities of the Company outstanding and entitled to vote at the 2021 Annual Meeting.

Additional Information:	Please see “Information regarding the Virtual Annual Meeting Format” on page 75 for further information.

How to Cast Your Vote Prior to the 2021 Annual Meeting
YOUR VOTE IS IMPORTANT! Please cast your vote and play a part in the future of Howmet Aerospace.
Shareholders of Record or Registered Shareholders, who hold shares registered in your names, can vote with the 16-digit control number included on your Notice or proxy card:

By Internet www.proxyvote.com	By Phone 1-800-690-6903 Toll-free from the U.S., U.S. Territories or Canada	By Mail Mark, Sign, Date and Return your proxy card
Beneficial Owners of Shares, who own shares through a bank, brokerage firm or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.
Participants in Employee Savings Plan must provide the trustee of the employee savings plan with your voting instructions in advance of the meeting. You may attend and participate in the Annual Meeting but you will not be able to vote your shares during the Annual Meeting. The trustee is the only one who can vote your shares.
Deadline for voting online or by telephone is 11:59 p.m. Eastern Time, on May 24, 2021. If you vote by mail, your proxy card must be received before the Annual Meeting. If you hold shares in the employee savings plan, your voting instructions must be received by 11:59 p.m. Eastern Time, on May 21, 2021.
Even if you plan to attend our Annual Meeting via live webcast, please cast your vote by submitting a proxy as soon as possible. See the “Questions and Answers About the Meeting and Voting” on page 70 and “Information regarding the Virtual Annual Meeting Format” on page 75 for more details.

2021 Proxy Statement
Proxy Summary (continued)

Voting Matters and Board Recommendations
The Board of Directors recommends that you vote as follows:
Voting Matters	Unanimous Board Recommendation	Page Reference (for more detail)
Item 1. Election of 11 Director Nominees to Serve for a One-Year Term Expiring in 2022	✓ FOR Each Nominee	7
Item 2. Ratification of Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2021	✓ FOR	38
Item 3. Advisory Vote to Approve Executive Compensation	✓ FOR	41
Item 4. Shareholder Proposal regarding an Independent Board Chairman	✗ AGAINST	67

2020 Financial and Operating Highlights
Howmet Aerospace Inc. is the new name for Arconic Inc., following Arconic Inc.'s separation of its businesses on April 1, 2020 (the "Separation") into two independent, publicly traded companies—Howmet Aerospace Inc. and Arconic Corporation. In connection with the Separation, Arconic Inc. shareholders retained their Arconic Inc. shares (now Howmet Aerospace shares) and received one share of Arconic Corporation stock for every four shares of Arconic Inc. stock they held as of the Separation's record date. Following the Separation, Howmet Aerospace retains the Engine Products, Fastening Systems, Engineered Structures, and Forged Wheels businesses, and is a leading global provider of advanced engineered solutions for the aerospace and transportation industries.
During 2020, the COVID-19 pandemic and the unprecedented economic uncertainty and disruption created by the pandemic, combined with other market challenges and the Separation, yielded a very challenging year for the Company. Despite these significant headwinds, Howmet Aerospace had reasonable success in meeting our strategic, financial and social objectives. We took numerous actions to support our employees and their families, our customers, our supply chain, and the communities we serve. Our employees worked tirelessly to establish internal and external programs and protocols to protect our people and processes, which were deemed essential for the aerospace, defense and transportation industries.
2020 Financial Highlights

(dollars in millions, except share and per share amounts)	2020
Sales	$5,259
Operating income	$626
Operating income excluding special items*	$809
Income from continuing operations after income taxes	$211
Income from continuing operations excluding special items*	$354
Total assets	$11,433
Total liabilities	$7,866
Common stock outstanding (on December 31)	433
Per common share data
Diluted earnings per share (continuing operations)	$0.48
Diluted earnings per share excluding special items*	$0.80
*
See "Attachment C—Calculation of Financial Measures" for the reconciliations to the most directly comparable GAAP (accounting principles generally accepted in the United States of America) measures.

2021 Proxy Statement
Proxy Summary (continued)

Director Nominees (Page 9)
Howmet Aerospace's Board of Directors (the "Board") currently comprises 11 members, led by Executive Chairman and Co-Chief Executive Officer John C. Plant, and independent Lead Director James F. Albaugh. The following table provides summary information about each of the 11 director nominees standing for election to the Board for a one-year term expiring on the date of the 2022 Annual Meeting of Shareholders.
Name	Age	Director Since	Professional Background	Independent	Committee Memberships	Other Current Public Company Boards
James F. Albaugh	70	2017	Former President and Chief Executive Officer of Commercial Airplanes, The Boeing Company	Yes	Audit; Governance and Nominating	American Airlines Group Inc.
Amy E. Alving	58	2018	Former Senior Vice President and Chief Technology Officer, Leidos Holdings, Inc.	Yes	Governance and Nominating (Chair); Cybersecurity Advisory Subcommittee (Chair)	DXC Technology Company; Federal National Mortgage Association (Fannie Mae)
Sharon R. Barner	63	April 2021	Vice President, Chief Administrative Officer and Corporate Secretary, Cummins Inc.	Yes	Governance and Nominating	—
Joseph S. Cantie	57	2020	Former Executive Vice President and Chief Financial Officer of ZF TRW Automotive, ZF Friedrichshafen AG	Yes	Audit; Compensation and Benefits; Finance	Summit Materials Inc.; TopBuild Corporation
Robert F. Leduc	65	2020	Former President of Pratt & Whitney Former President of Sikorsky, United Technologies Corporation	Yes	Compensation and Benefits (Chair)	AAR Corporation; JetBlue Airways Corporation
David J. Miller	42	2017	Equity Partner, Senior Portfolio Manager and Head of U.S. Restructuring, Elliott Management Corporation	Yes	Finance	—
Jody G. Miller	63	2020	Co-Chief Executive Officer, Business Talent Group; Former Venture Partner, Maveron	Yes	Governance and Nominating	LKQ Corporation
Tolga I. Oal	49	2020	Co-Chief Executive Officer, Howmet Aerospace Inc.	No	—	—
Nicole W. Piasecki	58	2020	Former Vice President and General Manager, Propulsion Systems Division, Commercial Airplanes, The Boeing Company	Yes	Compensation and Benefits; Cybersecurity Advisory Subcommittee	Weyerhaeuser Co.
John C. Plant	67	2016	Executive Chairman and Co-Chief Executive Officer, Howmet Aerospace Inc.	No	—	Jabil Circuit Corporation; Masco Corporation
Ulrich R. Schmidt	71	2016	Former Executive Vice President and Chief Financial Officer, Spirit Aerosystems Holdings, Inc.	Yes	Audit (Chair); Finance (Chair)	—

2021 Proxy Statement
Proxy Summary (continued)

Corporate Governance Highlights (Page 22)
The Company is committed to good corporate governance, which we believe is important to the success of our business and to advancing shareholder interests. Our corporate governance practices are described in greater detail in the "Corporate Governance" section. Highlights include:
Board Independence and Accountability
Board Independence	✓ 9 of 11 director nominees are independent. Our Co-Chief Executive Officers, John C. Plant (who is also Executive Chairman) and Tolga I. Oal, are employee directors.
Board Leadership
✓
Current Board leadership structure comprises an Executive Chairman of the Board, an independent Lead Director and independent chairs of each Board committee.

✓
The independent Lead Director has substantial responsibilities, including presiding at all meetings of the Board at which the Executive Chairman is not present, and presiding at executive sessions of the independent directors.

Board Engagement
✓
Attendance:

•
All directors attended more than 75% of Board and their respective Committee meetings in 2020; in fact, director attendance in 2020 averaged 97.5%.

•
All directors are expected to attend the annual meeting of shareholders.

✓
Independent directors meet in executive session at every regular Board and Board committee meeting.

Board Composition and Diversity
✓
Directors have a diversity of experience that spans a broad range of industries.

✓
Directors have a broad array of attributes and skills directly relevant to the Company and its businesses.

✓
4 of our 11 director nominees are female or racially/ethnically diverse.

✓
No director should stand for election if the director has reached age 75, unless the Board determines that such director's continued service is in the Company's interest.

See "Item 1 Election of Directors" for additional information.

Board Committees
✓
Fully independent Audit, Compensation and Benefits, Finance, and Governance and Nominating Committees.

✓
Each committee has a written charter that is reviewed on an annual basis and available on our website.

Board Accountability
✓
Annual elections of all directors.

✓
Majority voting standards for election of directors.

✓
Annual certification of compliance with the Business Conduct and Conflict of Interest Survey and related governance and ethics policies.

✓
Annual Say-on-Pay vote.

✓
Annual shareholder ratification of the Audit Committee's selection of our independent auditor.

✓
No supermajority voting provisions in the Company's Certificate of Incorporation or Bylaws.

Responsiveness to Shareholders
✓
Following each annual meeting of shareholders, the appropriate committees of the Board consider the vote outcomes of the management and shareholder proposals and, depending on those vote outcomes, may recommend proposed courses of action.

Proxy Access	✓ Shareholders may nominate director candidates to the Board and include those nominees in the Company's proxy statement in accordance with the Company's Bylaws.
Shareholders Action
✓
Shareholders are permitted to call special meetings in accordance with the Company's Certificate of Incorporation and Bylaws.

✓
Shareholders may act by written consent in accordance with the Company's Certificate of Incorporation and Bylaws.

2021 Proxy Statement
Proxy Summary (continued)

Board Effectiveness
Board, Committee and Director Evaluations	✓ Annual Board and Committee self-evaluation process. ✓ Annual director performance evaluations. ✓ Ongoing assessment of corporate governance best practices appropriate for Howmet Aerospace.
Overboarding Limits
✓
Directors are subject to overboarding limitations as a general rule:

•
A director who is chief executive officer of a public company should not serve on more than two boards of public companies in addition to the board of the company at which such director serves as chief executive officer.

•
Directors should not serve on more than four other public company boards in addition to the Howmet Aerospace Board.

•
An Audit Committee member should not serve on the audit committees of more than two other public companies.

Shareholder Engagement
✓
Directors are committed to meaningful engagement with shareholders and welcome input and suggestions.

✓
Board members routinely meet with top shareholders for conversations focused on Board skills, diversity and its oversight on a variety of topics, including company strategy, growth, compensation, and environmental, social and governance (ESG) matters.

Board Oversight of Risk and ESG Programs
✓
Our full Board is responsible for risk oversight and the Board committees oversee certain key risks relating to their areas.

✓
The Board and Board committees provide oversight of ESG risks and opportunities, including review of ESG strategies and challenges.

✓
The Company publishes an annual Environmental, Social and Governance Report, which can be found at www.howmet.com/esg-report/.

Succession Planning	✓ The Board oversees and engages in Board and executive succession planning.
Alignment with Shareholder Interests
Claw-back and Short Sales, Hedging, Margin Accounts and Pledging Policies
✓
Our annual cash incentive compensation plan and our stock incentive plans contain claw-back provisions, providing for Company reimbursement of incentive compensation from executive officers in certain circumstances.

✓
Short sales of Company securities and derivative or speculative transactions inCompany securities are prohibited.

✓
Purchase or use of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities, is prohibited.

✓
Directors and Section 16 officers are prohibited from holding Company securities in margin accounts or pledging Company securities as collateral.

Stock Ownership
✓
Non-employee directors and executive officers are subject to robust stock ownership guidelines:

•
Non-employee directors must retain equity of at least $750,000 in value until retirement.

•
Executives are required to hold substantial equity in the Company until retirement, including that each Co-CEO must retain equity equal in value to six-times his base salary.

2021 Proxy Statement
Proxy Summary (continued)

Executive Compensation Highlights (Page 42)
The Compensation Discussion and Analysis section includes a discussion of the Company's compensation philosophy and design and 2020 compensation decisions.
Howmet Aerospace's executive compensation philosophy to provide pay for performance and shareholder alignment underlies our 2020 compensation structure, which is designed based on three guiding principles:
•
Make equity long-term incentive (LTI) compensation the most significant portion of total compensation for senior executives and managers, increasing alignment between our executive's incentives and shareholder value.

•
Choose annual incentive compensation (IC) metrics that focus management's actions on achieving the greatest positive impact on Howmet Aerospace's financial performance and that include a means to assess and motivate performance relative to peers.

•
Set annual IC targets that challenge management to achieve continuous improvement in performance and deliver long-term growth.

We are committed to executive compensation practices that drive performance, mitigate risk and align the interests of our leadership team with the interests of our shareholders. Best practices in 2020 generally include:
WHAT WE DO	WHAT WE DON'T DO

✓
Pay for Performance

✓
Robust Stock Ownership Guidelines

✓
Double-Trigger Change-in-Control Provisions

✓
Active Engagement with Investors

✓
Independent Compensation Consultant

✓
Conservative Risk Profile

✓
Claw-Back Policy

✗
No Guaranteed Bonuses

✗
No Parachute Tax Gross-Ups

✗
No Short Sales, Derivative Transactions or Hedging

✗
No Dividends on Unvested Equity Awards

✗
No Share Recycling or Option Repricing

✗
No Significant Perquisites

2021 PROXY STATEMENT
Item 1 Election of Directors
Howmet Aerospace's Board of Directors comprises 11 members, led by Executive Chairman and Co-Chief Executive Officer John C. Plant, and independent Lead Director James F. Albaugh.
The Board of Directors, upon the recommendation of the Governance and Nominating Committee, has nominated 11 incumbent directors to stand for re-election to the Board for a one-year term expiring in 2022: James F. Albaugh, Amy E. Alving, Sharon R. Barner, Joseph S. Cantie, Robert F. Leduc, David J. Miller, Jody G. Miller, Nicole W. Piasecki, Tolga I. Oal, John C. Plant, and Ulrich R. Schmidt. Each of the director nominees was elected by shareholders at the 2020 Annual Meeting of Shareholders, except for Sharon R. Barner, who was appointed by the Board, effective April 1, 2021, as a result of a search by the Governance and Nominating Committee (with the assistance of an independent search firm) for a director candidate with the qualifications and attributes to complement the Board.
The Board of Directors has affirmatively determined that each of the 11 director nominees qualifies for election under the Company's criteria for evaluation of directors (see "Minimum Qualifications for Director Nominees and Board Member Attributes" on page 15). Included in each nominee's biography below is a description of the qualifications, experience, attributes and skills of such nominee.
In addition, the Board of Directors has determined that each director nominee, except Messrs. Plant and Oal (due to Mr. Plant's executive role as Executive Chairman and Co-Chief Executive Officer and Mr. Oal's executive role as Co-Chief Executive Officer), qualifies as an independent director under New York Stock Exchange corporate governance listing standards and the Company's Director Independence Standards. See "Director Independence" on page 31.
If any of the Board's nominees is unable to serve or for good cause will not serve as a director, the Board of Directors may reduce its size or choose a substitute nominee. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules.
The Board of Directors recommends that you vote FOR the election of each of Mmes. Alving, Barner, Miller and Piasecki and Messrs. Albaugh, Cantie, Leduc, Miller, Oal, Plant, and Schmidt.

2021 PROXY STATEMENT
Item 1 Election of Directors (continued)

Summary of Director Diversity and Attributes

Our Board comprises a diversity of experience that spans a broad range of industries, including the aerospace, transportation and finance sectors. Our directors bring to the Board a wide variety of skills, qualifications and viewpoints that strengthens the Board's ability to carry out its oversight role on behalf of our shareholders. In the director nominee biographies below, we describe certain areas of individual expertise that each director brings to our Board.
The table below is a summary of the range of skills and experiences that each director nominee brings to the Board. Because it is a summary, it does not include all of the skills, experiences, qualifications, and diversity that each director nominee offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a nominee does not possess it.
Name	Albaugh	Alving	Barner	Cantie	Leduc	D. Miller	J. Miller	Oal	Piasecki	Plant	Schmidt
Age	70	58	63	57	65	42	63	49	58	67	71
Year of Joining Board	2017	2018	April 2021	2020	2020	2017	2020	2020	2020	2016	2016
Experience
Finance	✓			✓	✓	✓	✓	✓	✓	✓	✓
Industry	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓
International	✓		✓		✓	✓	✓	✓	✓	✓	✓
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Board	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓				✓	✓
Technology	✓	✓			✓		✓	✓	✓

2021 PROXY STATEMENT
Item 1 Election of Directors (continued)

Director Nominees
James F. Albaugh
Lead Director since: April 2020 Director since: 2017 Age: 70 Committees: Audit Committee; Governance and Nominating Committee Other Current Public Directorships: American Airlines Group Inc.
Career Highlights and Qualifications: Mr. Albaugh was President and Chief Executive Officer of The Boeing Company's ("Boeing") Commercial Airplanes business unit from September 2009 through October 2012. Prior to holding that position, Mr. Albaugh was President and Chief Executive Officer of Boeing's Integrated Defense Systems business unit from July 2002 to September 2009. He joined Boeing in 1975 and held various other executive positions prior to July 2002, including President and Chief Executive of Space and Communications and President of Space Transportation. Mr. Albaugh was a member of Boeing's Executive Council from 1998 through 2012. In addition, he was a senior advisor to Perella Weinberg Partners, a global advisory and asset management firm from September 2016 until April 2018. Previously, Mr. Albaugh was a senior advisor to The Blackstone Group L.P. from December 2012 until July 2016.
Other Current Affiliations: In addition to Mr. Albaugh's public company board membership, he is Chairman of the National Aeronautic Association; Past President of the American Institute of Aeronautics and Astronautics; Past Chairman of the Aerospace Industries Association and an elected member of the National Academy of Engineering. Mr. Albaugh is also a member of the boards of directors of Aloft Aeroarchitects (formerly PATS Aerospace) and Belcan Corporation; and a member of the board of trustees of Willamette University and the Columbia University School of Engineering. He is also a senior advisor to Industrial Development Funding.
Previous Directorships: Mr. Albaugh served as a director of Harris Corporation from 2016 until its merger with L3 Technologies, Inc. in June 2019. He served as a director of B/E Aerospace, Inc. from 2014 until its acquisition by Rockwell Collins, Inc. in April 2017. Mr. Albaugh also served as a director of TRW Automotive Holdings Corp. from 2006 until its acquisition by ZF Friedrichshafen AG in 2015. He also served as a director of GS Acquisition Holdings Corp from June 2018 to February 2020.
Attributes and Skills: Mr. Albaugh's executive leadership experience in the aerospace and airline industry, including his experience with complex systems, contracts and governmental oversight, as well as his accounting and financial literacy and public company board and corporate governance experience, enables him to provide valuable insight and perspectives to the Board.
Amy E. Alving

Director since: 2018
Age: 58
Committees:  Governance and Nominating Committee (Chair); Cybersecurity Advisory Subcommittee (Chair)
Other Current Public Directorships: DXC Technology Company; Federal National Mortgage Association (Fannie Mae)

Career Highlights and Qualifications: Ms. Alving is the former Senior Vice President and Chief Technology Officer of Leidos Holdings, Inc. , formerly Science Applications International Corporation (SAIC), one of the nation's top defense sector providers of hardware, software and services, where she worked from 2005 to 2013. From 2007 to 2013, she was SAIC's Chief Technology Officer, stepping down when the company separated into two smaller companies. As the company's senior technologist, she was responsible for the creation, communication and implementation of SAIC's technical and scientific vision and strategy. Prior to joining SAIC, Ms. Alving was the director of the Special Projects Office (SPO) at the Defense Advanced Research Projects Agency (DARPA) until 2005, where she was a member of the federal Senior Executive Service. Prior to her time at DARPA, Ms. Alving was a White House Fellow for the Department of Commerce serving as a senior technical advisor to the Deputy Secretary of Commerce from 1997 until 1998. Ms. Alving was an aerospace engineering professor at the University of Minnesota from 1990 until 1997.
Other Current Affiliations: In addition to Ms. Alving's public company board membership, she is a member of the Defense Science Board, Council on Foreign Relations and Princeton University Board of Trustees.
Previous Directorships: Ms. Alving was a director of Howmet Aerospace (formerly named Arconic Inc.) from November 2016 until the 2017 Annual Meeting of Shareholders. She was a director of Pall Corporation (since acquired by Danaher Corporation) from April 2010 until August 2015.
Attributes and Skills: Ms. Alving is a technology leader whose career spans business, government and academia. She has been the Chief Technology Officer of one of the largest U.S. defense contractors; has led a major element of the military's research and development enterprise; and has been a tenured faculty member carrying out original research at a major university. Ms. Alving brings to the Board extensive technology and innovation experience across multiple sectors that will help the Company innovate and grow.

2021 PROXY STATEMENT
Item 1 Election of Directors (continued)

Sharon R. Barner
Director since: April 2021 Age: 63 Committees: Governance and Nominating Committee
Career Highlights and Qualifications: Ms. Barner is the Vice President, Chief Administrative Officer and Corporate Secretary of Cummins Inc., a global power leader. Previously she served as the Vice President, General Counsel and Corporate Secretary from 2012 to March 2021.
Prior to joining Cummins, from 2009 to 2011, Ms. Barner served as Deputy to the Secretary of Commerce for Intellectual Property and Deputy Director of the United States Patent and Trademark Office, where she was responsible for patent and trademark operations. From 1996 to 2009, Ms. Barner practiced law at Foley & Lardner LLP where she held a number of leadership roles, including as a member of its Executive Management Committee, chair of its Intellectual Property Department, and chair of its Chicago Intellectual Property practice area.
Other Current Affiliations: Ms. Barner serves on the Board of the Association of Corporate Counsel and Eskenazi Health Foundation. She also serves as a Trustee to the Foundation for Advancement of Diversity in Intellectual Property Law.
Previous Directorships: Ms. Barner served on the board of Walker Innovations Inc.
Attributes and Skills: With more than 30 years of experience, Ms. Barner is an international business leader and lawyer who has assisted public and privately held technology, automotive and life sciences companies in protecting and growing their businesses worldwide. Her legal background, intellectual property knowledge and recognized leadership bring valuable insight and perspectives to the Board.

Joseph S. Cantie
Director since: 2020 Age: 57 Committees: Audit Committee; Compensation and Benefits Committee; Finance Committee Other Current Public Directorships: Summit Materials, Inc.; TopBuild Corporation
Career Highlights and Qualifications: Mr. Cantie is the former Executive Vice President and Chief Financial Officer of ZF TRW Automotive, a division of ZF Friedrichshafen AG (ZF), a position he held from May 2015 until January 2016. Mr. Cantie previously served in the same roles for TRW Automotive Holdings Corporation from 2003 until the company was acquired by ZF in May 2015. From 2001 to 2003, Mr. Cantie was Vice President, Finance for the automotive business of TRW Inc. Mr. Cantie also served as Vice President, Investor Relations for TRW Inc. from 1999 to 2001. From 1996 to 1999, Mr. Cantie served in several executive positions with LucasVarity PLC, including serving as Vice President and Controller. He began his career at KPMG as a certified public accountant.
Previous Directorships: Mr. Cantie served on the board of Delphi Automotive PLC from June 2015 to December 2017; and Delphi Technologies PLC from December 2017 to October 2020.
Attributes and Skills: As a seasoned financial executive with years of global public company experience, Mr. Cantie brings valuable expertise in enterprise risk management, automotive supply, and director leadership to the Board.
Mr. Cantie qualifies as an audit committee financial expert.

2021 PROXY STATEMENT
Item 1 Election of Directors (continued)

Robert F. Leduc
Director since: 2020 Age: 65 Committees: Compensation and Benefits Committee (Chair) Other Current Public Directorships: AAR Corporation; JetBlue Airways Corporation
Career Highlights and Qualifications: Mr. Leduc is the former President of Pratt & Whitney, a role he held from January 2016 to February 2020. Mr. Leduc previously held a number of senior executive roles over 38 years at United Technologies Corporation, including President of Sikorsky in 2015. He began his career in aerospace engineering at Pratt & Whitney, holding roles of increasing leadership responsibility in program management, strategy and customer support, including serving as Senior Vice President, Engine Programs & Customer Support from 1995 to 2000, President of Large Commercial Engines and Chief Operating Officer from 2000 to 2004, President of Flight Systems and Classified Programs at Hamilton Sundstrand from 2004 to 2010, President of Boeing 787, Space Systems & U.S. Government Classified Programs from 2010 to 2012, and as President of Boeing Programs & Space beginning in 2012.
Other Current Affiliations: In addition to Mr. Leduc's public company board memberships, he is a member of the board of the Connecticut Science Center. Mr. Leduc is the Co-Founder of the Robert and Jeanne Leduc Center of Civic Engagement at the University of Massachusetts Dartmouth.
Attributes and Skills: With decades of senior leadership experience, Mr. Leduc brings to the Board extensive knowledge of aerospace, program execution, systems integration, long-cycle investments and customer value creation.

David J. Miller
Director since: 2017 Age: 42 Committees: Finance Committee
Career Highlights and Qualifications: Mr. Miller is an Equity Partner, Senior Portfolio Manager and the Head of U.S. Restructuring at Elliott Management Corporation, a New York-based investment fund with over $40 billion in assets under management, where he is responsible for investments across the capital structure and spanning multiple industries. Mr. Miller joined Elliott in 2003 after working in M&A and financing advisory roles at Peter J. Solomon Company.
Other Current Affiliations: Mr. Miller is currently a director of the Brazilian American Automotive Group, Inc., one of the largest automotive dealership groups in Latin America, and Acosta, Inc., a leading sales and marketing agency.
Previous Directorships: Mr. Miller served on the board of managers of JCIM, LLC from July 2008 to September 2013, and on the boards of ISCO International Inc. from December 2009 to December 2010, and SemGroup Energy Partners LP / SemGroup Energy Partners GP, LLC from October 2008 to November 2009.
Attributes and Skills: Mr. Miller's investment expertise, his understanding of financial strategy and his in-depth knowledge of restructuring matters provide valuable perspective to the deliberations of the Board.

2021 PROXY STATEMENT
Item 1 Election of Directors (continued)

Jody G. Miller
Director since: 2020 Age: 63 Committees: Governance and Nominating Committee Other Current Public Directorships: LKQ Corporation
Career Highlights and Qualifications: Ms. Miller has served as Co-Founder, Co-Chief Executive Officer and Chairwoman of Business Talent Group (BTG), a global marketplace for top independent professionals doing project-based work, since she founded the organization in 2007. Prior to founding BTG, Ms. Miller served as a Venture Partner with venture capital firm Maveron from 2000 to 2007. From 1995 to 1999, Ms. Miller held various positions at Americast, Disney's digital television venture, including as Acting President and Chief Operating Officer. Ms. Miller also served in the White House as Special Assistant to the President during the Clinton Administration from 1993 to 1995 and as a White House Fellow at the Department of Treasury from 1990 to 1992. Ms. Miller began her career at Cravath, Swaine & Moore.
Other Current Affiliations: Ms. Miller serves on the advisory board of the Drucker Institute, on the board of Peer Health Exchange, Inc., and is the co-founder and board member of Power to Decide.
Previous Directorships: Ms. Miller served on the boards of Capella Education Company from 2000 to 2018; TRW Inc. from 2005 to 2015; and Imbellus, Inc. from 2018 until its sale in 2020.
Attributes and Skills: An outspoken thought leader, Ms. Miller brings to the board a fresh perspective on the evolving talent marketplace. Ms. Miller's entrepreneurial and leadership experience is an important asset to the Board.

Tolga I. Oal
Director since: 2020 Age: 49
Career Highlights and Qualifications: Mr. Oal is the Co-Chief Executive Officer of Howmet Aerospace. From May 2019 to April 2020, Mr. Oal served as President of the Company's Engineered Structures business, a global leader in highly engineered titanium and aluminum components for the aerospace and defense markets. Mr. Oal previously held leadership roles as President Driveline, President Americas and Senior Vice President Purchasing for American Axle & Manufacturing in Detroit, Michigan from September 2015 to April 2019. From June 2008 to September 2015, Mr. Oal held several leadership positions at TRW Automotive, including Vice President and General Manager of the Global Electronics Business Unit. Prior to his experience at TRW Automotive, Mr. Oal spent several years at Siemens VDO Automotive in Europe and the United States.
Attributes and Skills: Mr. Oal brings more than 20 years of global experience in manufacturing, engineering, sales, finance and product strategy. He is a talented leader and his experience is invaluable to Howmet Aerospace Inc. in the pursuit of its strategic plans.

2021 PROXY STATEMENT
Item 1 Election of Directors (continued)

Nicole W. Piasecki
Director since: 2020 Age: 58 Committees: Compensation and Benefits Committee; Cybersecurity Advisory Subcommittee Other Current Public Directorships: Weyerhaeuser Co.
Career Highlights and Qualifications: Ms. Piasecki is the former Vice President and General Manager of the Propulsion Systems Division of The Boeing Company's ("Boeing") Commercial Airplanes business unit, a position she held from March 2013 to September 2017. Ms. Piasecki held a number of senior executive roles over 25 years with Boeing, including Senior Vice President of Business Development and Strategic Integration of Boeing Commercial Airlines; President of Boeing Japan; Vice President of Business Strategy and Marketing for Boeing Commercial Airplanes; and Vice President of Sales, Leasing Companies for Boeing Commercial Airplanes.
Other Current Affiliations: Ms. Piasecki is the Chairman of the Seattle University Board of Trustees and Executive Chairman of VGA Aviation Inc. Ms. Piasecki is a member of the board of directors of BAE Systems PLC. She also serves as an advisor to Mitsubishi Heavy Industries in Tokyo.
Attributes and Skills: With decades of experience in senior management positions at a multi-billion dollar aviation company, Ms. Piasecki brings cultivated industry knowledge and valuable business expertise to the Board.

John C. Plant
Chair of the Board since: 2017 Director since: 2016 Age: 67 Other Current Public Directorships: Jabil Circuit Corporation; Masco Corporation
Career Highlights and Qualifications: Mr. Plant is the Co-Chief Executive Officer of Howmet Aerospace. He was the Company's Chief Executive Officer from February 2019 to April 2020. Mr. Plant served as the Chairman of the Board, President and Chief Executive Officer of TRW Automotive from 2011 to 2015 and as its President and Chief Executive Officer from 2003 to 2011. TRW Automotive was acquired by ZF Friedrichshafen AG in May 2015. Under his leadership, TRW employed more than 65,000 people in approximately 190 major facilities around the world and was ranked among the top 10 automotive suppliers globally. Mr. Plant was a co-member of the Chief Executive Office of TRW Inc. from 2001 to 2003 and an Executive Vice President of TRW from the company's 1999 acquisition of Lucas Varity to 2003. Prior to TRW, Mr. Plant was President of Lucas Varity Automotive and managing director of the Electrical and Electronics division from 1991 through 1997.
Other Current Affiliations: In addition to his public company board memberships, Mr. Plant is a Fellow of the Institute of Chartered Accountants.
Previous Directorships: Mr. Plant was the chairman of the board of TRW Automotive from 2011 until May 2015, when it was acquired by ZF Friedrichshafen AG. He was also a director of Gates Industrial Corporation PLC from September 2017 until July 2019.
Attributes and Skills: Mr. Plant has had a distinguished career in the automotive industry spanning nearly 40 years. His industry knowledge provides a strong background from which Howmet Aerospace can benefit. His leadership and succession of key executive roles provide strategic and operational perspectives to the deliberations of the Board.

2021 PROXY STATEMENT
Item 1 Election of Directors (continued)

Ulrich R. Schmidt
Director since: 2016 Age: 71 Committees: Audit Committee (Chair); Finance Committee (Chair)
Career Highlights and Qualifications: Mr. Schmidt is the former Executive Vice President and Chief Financial Officer of Spirit Aerosystems Holdings, Inc. Prior to Spirit Aerosystems, he served as Executive Vice President and Chief Financial Officer of Goodrich Corporation from 2000 to 2005, and as Vice President, Finance and Business Development, Goodrich Aerospace, from 1994 to 2000. Prior to joining Goodrich, he held senior level roles at a variety of companies, including Invensys Limited, Everest & Jennings International Limited and Argo-Tech Corporation.
Previous Directorships: Mr. Schmidt served on the board of directors of Precision Castparts Corporation from 2007 until January 2016, when Precision Castparts was acquired by Berkshire Hathaway Inc. He was chairman of its Audit Committee since 2008.
Attributes and Skills: Mr. Schmidt has extensive executive and business experience at the board and CFO level in both public and privately held companies. His extensive background in the aerospace industry, coupled with his financial management and strategic planning and analysis foundation in a variety of operating and international assignments, provides Howmet Aerospace with valuable insight and industry experience.
Mr. Schmidt qualifies as an audit committee financial expert.

2021 PROXY STATEMENT
Item 1 Election of Directors (continued)

Nominating Board Candidates—Procedures and Director Qualifications
Shareholder Recommendations for Director Nominees

Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: Howmet Aerospace Inc., Governance and Nominating Committee, c/o Corporate Secretary's Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email: CorporateSecretary@howmet.com. The written submission should comply with all requirements set forth in the Company's Certificate of Incorporation and Bylaws. The committee will consider all candidates recommended by shareholders in compliance with the foregoing procedures and who satisfy the minimum qualifications for director nominees and Board member attributes.
Shareholder Nominations

The Company's Certificate of Incorporation and Bylaws provide that any shareholder entitled to vote at an annual meeting of shareholders may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. The shareholder must provide to Howmet Aerospace's Corporate Secretary timely written notice of the shareholder's intent to make such a nomination or nominations. In order to be timely, the shareholder must provide such written notice not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain all of the information required in the Company's Certificate of Incorporation and Bylaws. Any such notice must be sent to our principal executive offices: Howmet Aerospace Inc., Corporate Secretary's Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email: CorporateSecretary.howmet.com. For the 2022 Annual Meeting, such notice must be delivered no earlier than January 25, 2022 and no later than February 24, 2022.
Subject to the terms and conditions set forth in the Company's Bylaws, shareholder nominations for candidates for election at the 2022 Annual Meeting of Shareholders, which the shareholder wishes to include in the Company's proxy materials relating to the 2022 Annual Meeting, must be received by the Company at the above address no earlier than November 15, 2021 and no later than December 15, 2021, together with all information required to be provided by the shareholder in accordance with the proxy access provision in the Bylaws.
Minimum Qualifications for Director Nominees and Board Member Attributes

The Governance and Nominating Committee has adopted Criteria for Identification, Evaluation and Selection of Directors:
1.
Directors must have demonstrated the highest ethical behavior and must be committed to the Company's values.

2.
Directors must be committed to seeking and balancing the legitimate long-term interests of all of the Company's shareholders, as well as its other stakeholders, including its customers, employees and the communities where the Company has an impact. Directors must not be beholden primarily to any special interest group or constituency.

3.
It is the objective of the Board that all non-management directors be independent. In addition, no director should have, or appear to have, a conflict of interest that would impair that director's ability to make decisions consistently in a fair and balanced manner.

4.
Directors must be independent in thought and judgment. They must each have the ability to speak out on difficult subjects; to ask tough questions and demand accurate, honest answers; to constructively challenge management; and at the same time, act as an effective member of the team, engendering by his or her attitude an atmosphere of collegiality and trust.

5.
Each director must have demonstrated excellence in his or her area and must be able to deal effectively with crises and to provide advice and counsel to the Co-Chief Executive Officers and his or her peers.

6.
Directors should have proven business acumen, serving or having served as a chief executive officer, or other senior leadership role, in a significant, complex organization; or serving or having served in a significant policy-making or leadership position in a well-respected, nationally or internationally recognized educational institution, not-for-profit organization or governmental entity; or having achieved a widely recognized position of leadership in the director's field of endeavor which adds substantial value to the oversight of material issues related to the Company's business.

2021 PROXY STATEMENT
Item 1 Election of Directors (continued)

7.
Directors must be committed to understanding the Company and its industry; to regularly preparing for, attending and actively participating in meetings of the Board and its committees; and to ensuring that existing and future individual commitments will not materially interfere with the director's obligations to the Company. The number of other board memberships, in light of the demands of a director nominee's principal occupation, should be considered, as well as travel demands for meeting attendance.

8.
Directors must understand the legal responsibilities of board service and fiduciary obligations. All members of the Board should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations. At least one member of the Board must satisfy the requirements of an "audit committee financial expert."

9.
Directors must be self-confident and willing and able to assume leadership and collaborative roles as needed. They need to demonstrate maturity, valuing Board and team performance over individual performance and respect for others and their views.

10.
New director nominees should be able and committed to serve as a member of the Board for an extended period of time.

11.
A diverse board encompassing a variety of skills, experiences and viewpoints contribute to the collective strength and effectiveness of the Board. When evaluating the diversity of potential director nominees, the Governance and Nominating Committee will consider a broad range of diversity, including diversity with respect to professional experience, skills and background, as well as diversity of gender, race, ethnicity, sexual orientation and identity. In selecting a director nominee, the committee will focus on characteristics that would complement the existing Board, recognizing that the Company's businesses and operations are diverse and global in nature.

12.
Directors should have reputations, both personal and professional, consistent with the Company's image and reputation.

Process of Evaluation of Director Candidates

The Governance and Nominating Committee makes a preliminary review of a prospective director candidate's background, career experience and qualifications based on available information or information provided by an independent search firm, which identifies or provides an assessment of a candidate, or by a shareholder nominating or suggesting a candidate. If a consensus is reached by the committee that a particular candidate would likely contribute positively to the Board's mix of skills, experiences and diversity, and a Board vacancy exists or is likely to occur, the candidate is contacted to confirm his or her interest and willingness to serve. The committee conducts interviews and may invite other Board members or senior Howmet Aerospace executives to interview the candidate to assess the candidate's overall qualifications. The committee considers the candidate against the criteria it has adopted in the context of the Board's then current composition and the needs of the Board and its committees.
At the conclusion of this process, the committee reports the results of its review to the full Board. The report includes a recommendation as to whether the candidate should be nominated for election to the Board. This procedure is the same for all candidates, including director candidates identified by shareholders.
The Governance and Nominating Committee retains from time to time the services of a search firm that specializes in identifying and evaluating director candidates. Services provided by the search firm include identifying potential director candidates meeting criteria established by the committee, verifying information about the prospective candidate's credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member.

2021 Proxy Statement
Director Compensation
Our non-employee director compensation program is designed to attract and retain outstanding director candidates who have the requisite experience and background as set forth in our Corporate Governance Guidelines, and to recognize the substantial time and effort necessary to exercise oversight of a complex global organization like Howmet Aerospace and fulfill the other responsibilities required of our directors. Messrs. Oal and Plant, our employee directors, do not receive additional compensation for their Board service.
The Governance and Nominating Committee reviews director compensation periodically and recommends changes to the Board when it deems appropriate. On April 1, 2020, Arconic Inc. completed the separation of its business into Howmet Aerospace Inc. (the new name for Arconic Inc.) and Arconic Corporation. In late 2019, in connection with the then pending Separation, the committee engaged an independent compensation consultant, Pearl Meyer & Partners, LLC ("Pearl Meyer") to conduct an independent review of the Company's director compensation program and assess the structure of our director compensation program compared to competitive market practices in Howmet Aerospace's industries and in relation to the Company's projected revenue, as well as a review of benchmark companies in our CEO compensation peer group. Based on the advice of Pearl Meyer, and taking into account various factors, the Governance and Nominating Committee recommended, and the Board in turn adopted, the compensation program for non-employee directors that went into effect upon the Separation on April 1, 2020.
Information regarding the retention of Pearl Meyer can be found under "Corporate Governance—Compensation Consultants" on page 33.
Director Fees
The following table describes the components of compensation for non-employee directors:
Compensation Element	January 1, 2020 −March 31, 2020	April 1, 2020 −Present1
Annual Cash Retainer	$120,000	$120,000
Annual Equity Award (Deferred Restricted Share Units Granted Following Each Annual Meeting of Shareholders)	$150,000	$150,000
Other Annual Fees2:
• Lead Director Fee	$40,000	$30,0003
• Audit Committee Chair Fee (includes Audit Committee Member Fee)	$27,500	$20,0003
• Audit Committee Member Fee	$11,000	N/A
• Compensation and Benefits Committee Chair Fee	$20,000	$15,0003
• Other Committee Chair Fee	$16,500	$15,0003
Per Meeting Fee for Meetings in Excess of Regularly Scheduled Meetings	$1,5004	$1,2005
Ownership Requirements and Annual Compensation Limits
Stock Ownership Requirement	$750,000
Timeline to Achieve Stock Ownership	6 years
Total Annual Director Compensation Limit	$750,000

1
Effective upon the Separation on April 1, 2020.

2
All Other Annual Fees are paid in cash.

3
Each non-employee director may receive only one additional annual retainer fee in connection with service as the Chair of a committee (whether in the position of Lead Director, Audit Committee Chair, Compensation and Benefits Committee Chair or Other Committee Chair), regardless of how many committee Chair positions held by such director.

4
A fee of  $1,500 for each Board or committee meeting attended by a non-employee director in excess of the number of regular Board or committee meetings scheduled by the Board for the applicable calendar year.

5
A fee of  $1,200 for each Board or committee meeting attended by a non-employee director in excess of five special Board or committee meetings during the applicable calendar year and applies only to any non-regularly scheduled meeting in excess of a two-hour duration.

2021 Proxy Statement
Director Compensation (continued)

Directors’ Alignment with Shareholders
Stock Ownership Guideline for Directors

In order to further align the interests of our directors with the long-term interests of our shareholders, non-employee directors are required to own, until retirement from the Board, at least $750,000 in Howmet Aerospace common stock. Compliance with the ownership value requirement is measured annually and if the stock price declines in value, directors must continue to invest in Howmet Aerospace stock until the stock ownership guideline is reached. Each director is required to reach the stock ownership guideline within six years of his or her initial appointment as a non-employee director.
Under the director compensation program in effect prior to November 1, 2016, directors who were not in compliance with the ownership value requirement were required to invest at least 50% of their director compensation in the Company's stock until the stock ownership guideline was reached, either by deferring fees into deferred share units under the Company's deferred fee plan for directors or purchasing shares on the open market. Deferred share units provide directors with the same economic interest as if they own Howmet Aerospace common stock. Specifically, the deferred share units track the performance of our common stock and accrue dividend equivalents that are equal in value to dividends paid on our common stock. Upon a director's retirement from the Board, the deferred share units are settled in cash at a value equivalent to the then-prevailing market value of our common stock.
Beginning November 1, 2016, directors receive a portion of their annual compensation in Howmet Aerospace deferred restricted share units (RSUs), which count towards meeting the stock ownership value requirement. The annual deferred RSU award vests on the first anniversary of the grant date, or, if earlier, the date of the next subsequent annual meeting of shareholders following the grant date, subject to continued service through the vesting date (however, accelerated vesting provisions apply for certain termination scenarios, such as death and change in control, and pro-rata vesting provisions apply in the event of a director's termination of service for any other reason). Settlement of the annual deferred RSUs is deferred pursuant to the Amended and Restated Deferred Fee Plan for Directors. Also, beginning November 1, 2016, directors may elect to defer the cash portion of their annual compensation into additional Howmet Aerospace deferred RSUs (but not into deferred share units), as described in the “Director Deferral Program” section. Each Howmet Aerospace deferred RSU is an undertaking by the Company to issue to the recipient one share of Howmet Aerospace common stock upon settlement.
Accordingly, whether a director holds shares of Howmet Aerospace common stock, deferred share units or deferred RSUs, directors have the same economic interest in the performance of the Company, which further aligns directors' interests with those of our shareholders.

2021 Proxy Statement
Director Compensation (continued)

The following table shows the aggregate value of each current director's holdings in Howmet Aerospace common stock, deferred share units, and deferred RSUs, as of April 9, 2021, based on the closing price of our common stock on the New York Stock Exchange on that date.
Directors	Director Since	Value of Holdings in Howmet Aerospace Stock, Deferred Share Units and Deferred Restricted Share Units
James F. Albaugh	2017	$1,413,028
Amy E. Alving	2018	$1,360,751
Sharon R. Barner	April 2021	$31,650
Joseph S. Cantie	2020	$553,421
Robert F. Leduc	2020	$404,100
David J. Miller	2017	$1,215,877
Jody G. Miller	2020	$370,194
Tolga I. Oal	2020	$3,097,3891
Nicole W. Piasecki	2020	$370,194
John C. Plant	2016	$49,479,4012
Ulrich R. Schmidt	2016	$1,520,321

1
Amount includes time-vested RSUs relating to 27,643 shares of Howmet common stock that are expected to vest within 60 days of April 9, 2021. Other unvested RSU and performance-based RSU (PRSU) awards are not included.

2
Unvested RSU and PRSU awards are not included.

Prohibitions against Short Sales, Hedging, Margin Accounts and Pledging

Company policy prohibits members of the Board of Directors from pledging, holding in margin accounts, or engaging in short sales or hedging transactions with respect to any of their Company stock. The policy continues to align the interests of our directors with those of our shareholders.

2021 Proxy Statement
Director Compensation (continued)

2020 Director Compensation
The following table sets forth the 2020 compensation of each non-employee director who served on the Board in 2020.
Name1 (a)	Fees Earned or Paid in Cash ($)(b)2	Stock Awards ($)(c)3	All Other Compensation ($)(g)	Total ($)(h)
James F. Albaugh	$158,000	$149,998	—	$307,998
Amy E. Alving	$141,750	$149,998	—	$291,748
Christopher L. Ayers4	$40,250	—	—	$40,250
Joseph S. Cantie5	$90,000	$167,669	—	$257,669
Elmer L. Doty4	$37,500	—	—	$37,500
Rajiv L. Gupta6	$73,625	—	—	$73,625
Robert F. Leduc5	$101,250	$167,669	—	$268,919
Sean O. Mahoney6	$70,875	—	—	$70,875
David J. Miller	$129,000	$149,998	—	$278,998
Jody G. Miller5	$90,000	$167,669	—	$257,669
E. Stanley O'Neal4	$38,750	—	—	$38,750
Nicole W. Piasecki5	$90,000	$167,669	—	$257,669
Ulrich R. Schmidt	$150,875	$149,998	—	$300,873
In 2020, we did not issue any option awards to directors, and we do not have a non-equity incentive plan for directors. Accordingly, no such compensation is reported and we have omitted columns (d) and (e) from the table. Further, the Company does not pay above-market or preferential earnings on fees that are deferred. The Amended and Restated Deferred Fee Plan for Directors and a predecessor plan have the same investment options as the Company's 401(k) tax-qualified savings plan for salaried employees. We therefore do not report changes in pension value or earnings on deferred fees and we have omitted column (f  ) from the table.
1
John C. Plant, Executive Chairman and Co-Chief Executive Officer, and Tolga I. Oal, Co-Chief Executive Officer, are Company employees and receive no compensation for service as directors. Their compensation is reflected in the "2020 Compensation Table."

2
Fees Earned or Paid in Cash (Column (b)). This column reflects the cash fees earned by directors for Board and committee services in 2020, whether or not such fees were deferred (see "Director Deferral Program" below).

3
Stock Awards (Column (c)). The amounts in this column represents the aggregate grant date fair value of deferred restricted share unit awards granted to each non-employee director under the 2013 Howmet Aerospace Stock Incentive Plan, as Amended and Restated (formerly known as the 2013 Arconic Stock Incentive Plan, as Amended and Restated), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Except as described below, the deferred restricted share unit award constitutes the equity portion of each director's compensation for service from the Company's annual meeting of shareholders in 2020 until the Company's annual meeting of shareholders in 2021 and vests on the earlier of the first anniversary date of the grant date or the date of the Company's 2021 annual meeting (however, accelerated vesting provisions apply for certain termination scenarios, such as death and change in control, and pro-rata vesting applies in the event of a director's termination of service for any other reason). The exact number of deferred restricted share units comprising an equity award is calculated by dividing the dollar value of the award (as specified in our Non-Employee Director Compensation Policy) by the closing price of our common stock on the day of grant, rounded to the nearest whole share.

•
Messrs. Cantie and Leduc and Mmes. J. Miller and Piasecki joined the Board of Directors on April 1, 2020. For their service from April 1, 2020 to the Company's 2020 annual meeting (on June 15, 2020), they each received a pro-rated equity award of 1,351 deferred RSUs on April 8, 2020. The grant date fair value of the deferred RSUs was $17,671, based on the closing price per share of our common stock on the date of grant ($13.08). These deferred RSUs vested on June 15, 2020.

•
Messrs. Albaugh, Cantie, Leduc, D. Miller and Schmidt and Mmes. Alving, J. Miller and Piasecki were each granted an annual equity award on June 17, 2020 for service from the Company's 2020 annual meeting to the Company's 2021 annual meeting. Each director received 10,135 deferred RSUs, with a grant value fair value of  $149,998, based on the closing price per share of our common stock on the date of grant ($14.80).

•
The aggregate number of unvested deferred restricted share units outstanding for each of Messrs. Albaugh, Cantie, Leduc, D. Miller and Schmidt and Mmes. Alving, J. Miller and Piasecki at December 31, 2020 was 10,135. The foregoing amounts do not include deferred restricted share units that have vested—see "Director Deferral Program" below.

4
Messrs. Ayers, Doty and O'Neal resigned from the Board of Directors, effective March 31, 2020, in connection with the Separation to serve on the board of directors of Arconic Corporation.

2021 Proxy Statement
Director Compensation (continued)

5
Messrs. Cantie and Leduc and Mmes. J. Miller and Piasecki joined the Board of Directors, effective April 1, 2020.

6
Messrs. Gupta and Mahoney retired from the Board of Directors, effective June 15, 2020.

Director Deferral Program
Prior to November 1, 2016, non-employee directors were able to defer all or part of their cash compensation pursuant to the Company's 2005 Deferred Fee Plan for Directors (or a predecessor plan) and to invest any such deferred amounts into deferred share units of the Company or into the other investment options provided under the Company's 401(k) tax-qualified savings plan.
Beginning November 1, 2016, the Board of Directors adopted the Amended and Restated Deferred Fee Plan for Directors pursuant to which non-employee directors may elect to defer all or part of the cash portion of their annual compensation and to invest such deferred amounts into fully-vested Howmet Aerospace restricted share units or into the investment options provided under the Company's 401(k) tax-qualified savings plan other than the Howmet Aerospace Stock Fund (which represents Howmet Aerospace deferred share units). The annual equity award granted to non-employee directors in the form of Howmet Aerospace restricted share units is, by its terms, deferred under the Amended and Restated Deferred Fee Plan for Directors.
Deferred amounts are paid either in a lump sum or installments, as elected by the director, upon retirement from the Board of Directors.

2021 Proxy Statement
Corporate Governance
Howmet Aerospace is a values-based company. Our values guide our behavior at every level and apply across the Company on a global basis. The Board has adopted a number of policies to support our values and good corporate governance, which we believe are important to the success of our business and in advancing shareholder interests. We highlight below certain of our corporate governance practices and features:
Shareholder Engagement
Our directors and executive officers value direct and recurring engagement with our shareholders as part of our continuing efforts to create shareholder value, to refine our corporate governance practices and to address any shareholder concerns. Each year we seek opportunities to meet with, and receive input from, our shareholders, and we intend to continue to seek such opportunities in the future.
Proxy Access
Shareholders may nominate director candidates to Howmet Aerospace's Board and include those nominees in Howmet Aerospace's proxy statement in accordance with the Company's Bylaws.
Shareholders' Right to Call Special Meetings
Shareholders are permitted to call special meetings in accordance with the Company's Certificate of Incorporation and Bylaws.
Shareholders' Action by Written Consent
Shareholders may act by written consent in accordance with the Company's Certificate of Incorporation and Bylaws.
Annual Election of Directors
The Board of Directors is not a classified board; each director is elected annually for a one-year term.
No Supermajority Voting Requirements
The Certificate of Incorporation does not contain any provisions that require a supermajority vote of shareholders.
Delaware Corporation
The Company is incorporated in Delaware, a leading jurisdiction with a comprehensive and coherent set of corporate laws that are responsive to the evolving legal and business needs of corporations.
Strong Independent Lead Director
The Board recognizes that in circumstances where the positions of Chairman and CEO are combined, a strong and independent Lead Director with a clearly defined role and set of responsibilities is paramount for constructive and effective leadership. Howmet Aerospace's independent Lead Director has a clear mandate and significant authority and responsibilities, which are described below and in our Board-approved Corporate Governance Guidelines.
Prohibition against Short Sales, Hedging, Margin Accounts and Pledging
Our Insider Trading Policy contains restrictions that, among other things:
•
prohibit short sales of Howmet Aerospace securities and derivative or speculative transactions in Howmet Aerospace securities;

•
prohibit the use of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Howmet Aerospace securities; and

•
prohibit directors and executive officers from holding Howmet Aerospace securities in margin accounts or pledging Howmet Aerospace securities as collateral.

Commitment to Good Corporate Citizenship
The Company has a longstanding commitment to good corporate citizenship. The Board oversees and provides guidance to management on the Company's ESG programs, initiatives and objectives, including but not limited to corporate social responsibility, environmental sustainability, health and safety, and diversity and inclusion. The Board considers and discusses with management (a) current and emerging ESG trends and risks and their impact on the Company and its stakeholders, (b) major global political, legislative and regulatory developments or other public policy issues that may affect the business operations, performance or public image of the Company or are otherwise pertinent to the Company and its stakeholders, and (c) how the Company's policies and practices can address such trends, risks or issues. The Board also oversees the Company's charitable activities and contributions. The Company's Annual Environmental, Social and Governance Report can be found at www.howmet.com/esg-report/.

2021 Proxy Statement
Corporate Governance (continued)

Information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the SEC.
The Structure and Role of the Board of Directors
Board Leadership Structure

The Company's current Board leadership structure comprises a combined Chairman of the Board and Co-Chief Executive Officer, an independent director serving as the Lead Director, and strong, active independent directors. The Board will continue to exercise its judgment under the circumstances at the time to evaluate the Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two. The Board has concluded that the current structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. A combined role of Chairman and Co-Chief Executive Officer confers advantages, including those listed below.
•
By serving in both positions, the Chairman and Co-Chief Executive Officer is able to draw on his detailed knowledge of the Company to provide the Board, in coordination with the Lead Director, leadership in focusing its discussions, review and oversight of the Company's strategy, business, and operating and financial performance.

•
A combined role ensures that the Company presents its message and strategy to stakeholders with a unified voice.

•
The structure allows for efficient decision-making and focused accountability.

The Board believes that it is in the best interest of the Company and its shareholders for Mr. Plant to serve as Chairman and Co-Chief Executive Officer, considering the strong role of our independent Lead Director and other corporate governance practices providing independent oversight of management as set forth below.
Our independent Lead Director has substantial responsibilities.
Our Lead Director:
•
Serves as a liaison between the Chairman and the independent directors;

•
Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•
Responds directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with such consultation with the Chairman or other directors as the Lead Director may deem appropriate, and if requested, ensuring that he or she is available for consultation and direct communication with major shareholders, as appropriate;

•
Approves meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items;

•
Ensures personal availability for consultation and communication with independent directors and with the Chairman, as appropriate;

•
Calls executive sessions of the Board; and

•
Calls meetings of the independent directors, as the Lead Director may deem to be appropriate.

James F. Albaugh is our current Lead Director. Mr. Albaugh's strength in leading the Board is complemented by his depth of experience in Board matters ranging from his service on the Company's Audit Committee and Governance and Nominating Committee to his memberships on other company boards.

2021 Proxy Statement
Corporate Governance (continued)

Shareholders' interests are protected by effective and independent oversight of management:
•
Independence. 9 of our 11 directors are independent as defined by the listing standards of the New York Stock Exchange ("NYSE") and the Company's Director Independence Standards.

•
Committees. Each of the Board's key standing committees—the Audit Committee, the Compensation and Benefits Committee, the Finance Committee and the Governance and Nominating Committee—is composed solely of independent directors.

•
Executive Sessions. Our independent directors meet at every regular Board Meeting in executive session without management present. These meetings are led by the independent Lead Director. Committee meeting also include an executive session at which Committee members meet without management in attendance.

The Company's corporate governance practices and policies are designed to protect shareholders' long-term interests.
The Board's Role in Risk Oversight

The Board of Directors is actively engaged in overseeing and reviewing the Company's strategic direction and objectives, taking into account, among other considerations, the Company's risk profile and exposures. It is management's responsibility to manage risk and bring to the Board's attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor material risks applicable to the Company. The Board annually reviews the Company's enterprise risk management and receives regular updates on risk exposures.
While the Board and the committees of the Board oversee enterprise risk management, Company management is responsible for managing risk. The Company has robust internal processes and an effective internal control environment that facilitates the identification and management of risks and regular communication with the Board. These include an enterprise risk management committee, regular management disclosure committee meetings, Business Conduct Policies, a strong Legal Department and Ethics and Compliance Office, and a comprehensive internal and external audit process. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Directors are free to communicate directly with senior management.
The Board as a whole has responsibility for risk oversight, including succession planning relating to the Co-Chief Executive Officers ("CEO") and risks relating to the competitive landscape, strategy, economic conditions, capital requirements, and operations of the Company. The Board also oversees and provides guidance to management on the Company's ESG programs, initiatives and objectives, as well as current and emerging ESG trends and risks, including but not limited to corporate social responsibility, environmental sustainability, health and safety, and diversity and inclusion.
The committees of the Board also oversee the Company's risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.
The Audit Committee regularly reviews treasury risks (including those relating to cash generation, liquidity, insurance, credit, debt, interest rates and foreign currency exchange rates), financial accounting and reporting risks, legal and compliance risks, and risks relating to information technology, cybersecurity, tax matters, asset impairments, contingencies, and internal controls.
The Cybersecurity Advisory Subcommittee was established by the Audit Committee to assist the Audit Committee and the Board in reviewing the Company's enterprise risk relating to cybersecurity.
The Compensation and Benefits Committee considers risks related to the attraction and retention of talent, and the design of compensation programs and incentive arrangements. The Company has determined that it is not reasonably likely that risks arising from compensation and benefit plans would have a material adverse effect on the Company. See "Conservative Compensation Risk Profile" on page 52.
The Finance Committee reviews and provides advice to the Board regarding financial matters, including the Company's capital structure, capital allocation, capital plan, financings, significant transactions such as acquisitions and divestitures, and the investment performance and funding of the Company's retirement plans, and the risks relating to such matters.

2021 Proxy Statement
Corporate Governance (continued)

The Governance and Nominating Committee considers risks related to corporate governance, and oversees succession planning for the Board of Directors, the structure and function of the Board, and the appropriate assignment of directors to the Board committees for risk oversight and other areas of responsibilities.
Board Oversight of COVID-19

Throughout 2020, our Board of Directors and our Board committees maintained their regular schedule of meetings, quickly transitioning to virtual meetings as COVID-19 emerged. The Board's work to provide oversight, review, and counsel related to strategy, risks, and opportunities, provided a strong foundation for management and the Board to build upon in responding quickly and appropriately to COVID-19. The risk landscape associated with the COVID-19 pandemic has been, and continues to be, discussed with the Board. Over the course of 2020, management, including the Executive Chairman and Co-Chief Executive Officer and the Chief Financial Officer, regularly updated the Board on the impact of COVID-19 on our business and the strategic, operational and financial risks associated with the pandemic. Discussions with the Board have included, among other topics, financial and operational matters, employee health and safety, plant and facility closures and implementation of Howmet Aerospace's safe operations protocols to reopen sites.

2021 Proxy Statement
Corporate Governance (continued)

Director Qualifications

Our directors have a broad range of experience that spans different industries, including the aerospace, transportation and finance sectors. Directors bring to our Board a variety of skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of our shareholders. As described in the director biographies in "Item 1 Election of Directors," directors bring to our Board attributes and skills that include those listed below:
Board Diversity

Our policy on Board diversity relates to the selection of nominees for the Board, as outlined in our Corporate Governance Guidelines. A diverse board encompassing a variety of skills, experiences and viewpoints contribute to the collective strength and effectiveness of the Board. When evaluating the diversity of potential director nominees, the Governance and Nominating Committee will consider a broad range of diversity, including diversity with respect to professional experience, skills and background, as well as diversity of gender, race and ethnicity, sexual orientation and identity. In selecting a director nominee, the committee will focus on characteristics that would complement the existing Board, recognizing that the Company's businesses and operations are diverse and global in nature.
Director Tenure and Retirement Age Policy

The following chart shows the tenure of the directors on our Board following the 2021 Annual Meeting of Shareholders, assuming that all of the director nominees are elected to new terms. The board tenure provides a mix of fresh perspectives and Company experience, which contributes to a rich dialogue representing a range of viewpoints.

Our policy on Board retirement age, as outlined in our Corporate Governance Guidelines, is that no director should stand for election or re-election to the Board if the director has reached age 75 before the date of election or will reach age 75 during the term for the which the director is being considered for nomination, unless the Board determines that such director's continued service is in the Company's interest.
Board Meetings and Attendance

The Board met 14 times in 2020. The number of Board committee meetings can be found in "Committees of the Board". Attendance by incumbent directors at Board and committee meetings averaged 97.5%. Each incumbent director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served during 2020.
Under Howmet Aerospace's Corporate Governance Guidelines, all directors are expected to attend the annual meeting of shareholders. All twelve of the then members of the Board attended the Company's 2020 annual meeting. In addition to Board meetings, directors visit Howmet Aerospace business operations to deepen their understanding of the Company and interact with on-site employees. In addition, new directors receive an orientation that includes meetings with key members of management. Due to the emerging public health impact of the COVID-19 pandemic, members of the Board did not visit Company facilities in 2020.

2021 Proxy Statement
Corporate Governance (continued)

Board, Committee and Director Evaluations

The Board of Directors believes that a robust and constructive Board, committee and director performance evaluation process is an essential component of board effectiveness. Each year, the Board conducts a comprehensive evaluation process, overseen by the Governance and Nominating Committee, of its own performance, as well as the performance of each Committee and each director.

2021 Proxy Statement
Corporate Governance (continued)

Committees of the Board
There are four standing committees of the Board and one subcommittee of the Audit Committee. The Board has adopted written charters for each committee and subcommittee, which are available on our website at http://www.howmet.com under "Investors—Corporate Governance—Board Committees."
The table below sets forth the standing Board committees and subcommittee and the members of each as of April 1, 2021. Each of the Audit, Compensation and Benefits, Finance, and Governance and Nominating Committees, as well as the Cybersecurity Advisory Subcommittee, is composed solely of directors who have been determined by the Board of Directors to be independent in accordance with Securities and Exchange Commission ("SEC") regulations, NYSE listing standards and the Company's Director Independence Standards (including the heightened independence standards for members of the Audit and Compensation and Benefits Committees).
	Audit	Cybersecurity Advisory Committee of the Audit Committee	Compensation and Benefits	Finance	Governance and Nominating
James F. Albaugh*	X				X
Amy E. Alving*		Chair			Chair
Sharon R. Barner*					X
Joseph S. Cantie*	X		X	X
Robert F. Leduc*			Chair
David J. Miller*				X
Jody G. Miller*					X
Tolga I. Oal
Nicole W. Piasecki*		X	X
John C. Plant
Ulrich R. Schmidt*	Chair			Chair
2020 Committee Meetings1	10	4	11	4	4

*
Independent Director

1
The Board as a whole held 14 meetings in 2020.

2021 Proxy Statement
Corporate Governance (continued)

COMMITTEE	RESPONSIBILITIES
Audit Committee
•
Oversees the integrity of the financial statements and internal controls, including review of the scope and the results of the audits of the internal and independent auditors

•
Appoints the independent auditors and evaluates their independence and performance

•
Reviews the organization, performance and adequacy of the internal audit function

•
Pre-approves all audit, audit-related, tax and other services to be provided by the independent auditors

•
Oversees the Company's compliance with legal, ethical and regulatory requirements

•
Discusses with management and the auditors the policies with respect to risk assessment and risk management, including major financial risk exposures

Each member of the Audit Committee is financially literate, and the Board of Directors has determined that each of Joseph S. Cantie and Ulrich R. Schmidt qualifies as an "audit committee financial expert" under applicable SEC rules.
Cybersecurity Advisory Subcommittee
•
Assists the Audit Committee and Board in regularly reviewing the state of the Company's cybersecurity

•
Regularly brings cybersecurity developments or issues to the attention of the Board and/or the Audit Committee

Compensation and Benefits Committee
•
Establishes the Co-Chief Executive Officers' compensation for Board ratification, based upon an evaluation of performance in light of approved goals and objectives

•
Reviews and approves the compensation of the Company's officers

•
Oversees the implementation and administration of the Company's compensation and benefits plans, including pension, savings, incentive compensation and equity-based plans

•
Reviews and approves general compensation and benefit policies

•
Approves the Compensation Discussion and Analysis for inclusion in the proxy statement

•
Has the sole authority to retain and terminate a compensation consultant, as well as to approve the consultant's fees and other terms of engagement (see "Corporate Governance—Compensation Consultants" regarding the committee's engagement of a compensation consultant)

The Compensation and Benefits Committee may form and delegate its authority to subcommittees, including subcommittees of management when appropriate. Executive officers do not determine the amount or form of executive or director compensation although the Co-Chief Executive Officers provide recommendations to the Compensation and Benefits Committee regarding compensation changes and incentive compensation for executive officers other than themselves. For more information on the responsibilities and activities of the committee, including its processes for determining executive compensation, see the "Compensation Discussion and Analysis" section.

Finance Committee
Reviews and provides advice and counsel to the Board regarding the Company's:
•
capital structure;

•
financing transactions;

•
capital expenditures and capital plan;

•
acquisitions and divestitures;

•
share repurchase and dividend programs;

•
policies relating to interest rate, commodity and currency hedging; and

•
pension plan performance and funding.

Governance and Nominating Committee
•
Identifies individuals qualified to become Board members and recommends them to the full Board for consideration, including evaluating all potential candidates, whether initially recommended by management, other Board members or shareholders

•
Reviews and makes recommendations to the Board regarding the appropriate structure and operations of the Board and Board committees

•
Makes recommendations to the Board regarding Board committee assignments

•
Develops and annually reviews corporate governance guidelines of the Company, and oversees other corporate governance matters

•
Reviews related person transactions

•
Oversees an annual performance review of the Board, Board committees and individual directors

•
Periodically reviews and makes recommendations to the Board regarding director compensation

2021 Proxy Statement
Corporate Governance (continued)

Investor Engagement
The Board of Directors and the Company interact with Howmet Aerospace shareholders in a variety of ways. Our Investor Relations team regularly meets with investors, prospective investors, and investment analysts. These meetings often include participation by our Executive Chairman and Co-Chief Executive Officer, Director and Co-Chief Executive Officer and Chief Financial Officer, generally focused on company performance and strategy. In addition to the investor relations meetings, members of the Board of Directors and management also routinely engage with our shareholders. Throughout 2020, the independent Lead Director, Compensation and Benefits Committee Chair and other members of the Board of Directors engaged with investors to provide updates about the Board of Directors, and solicit comments and insights related to investor policies and views on executive compensation and corporate governance matters. For a further discussion regarding our shareholder engagement and shareholder feedback on compensation matters, see “Executive Compensation—Compensation Discussion and Analysis.” The regular dialogue with our investors has informed our Board meeting agendas, and contributes to governance and disclosure enhancements that help us address the issues our shareholders tell us matters most to them. Importantly, this engagement process assists us in achieving our strategic objectives, creating long-term value, maintaining our culture of compliance, and contributing to our ESG activities.
Communications with Directors
The Board of Directors is committed to meaningful engagement with Howmet Aerospace shareholders and welcomes input and suggestions. Shareholders and other interested parties wishing to contact the Executive Chairman, Lead Director, individual directors, or the non-management directors as a group may do so by sending a written communication to the attention of the Lead Director c/o Howmet Aerospace Inc., Corporate Secretary's Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email: CorporateSecretary@howmet.com.
To communicate issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, send a written communication to the Audit Committee c/o Howmet Aerospace Inc., Corporate Secretary's Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email: CorporateSecretary@howmet.com.
Alternatively, you may place an anonymous, confidential, toll-free call in the United States to Howmet Aerospace's Integrity Line at 1-844-932-1021. For a listing of Integrity Line telephone numbers outside the United States, go to http://www.howmet.com under "About Us—Our Fundamentals—Ethics and Compliance—Integrity Line."
Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate, depending upon the facts and circumstances outlined in the communication.
The Board of Directors has asked the Corporate Secretary's Office to submit to the Board all communications received, excluding only those items that are not related to Board duties and responsibilities, such as junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys.

2021 Proxy Statement
Corporate Governance (continued)

Director Independence

In the Company's Corporate Governance Guidelines, the Board recognizes that independence depends not only on directors' individual relationships, but also on the directors' overall attitude. Providing objective, independent judgment is at the core of the Board's oversight function. Under the Company's Director Independence Standards, which conform to the corporate governance listing standards of the New York Stock Exchange, a director is not considered "independent" unless the Board affirmatively determines that the director has no material relationship with the Company or any subsidiary in the consolidated group. The Director Independence Standards comprise a list of all categories of material relationships affecting the determination of a director's independence. Any relationship that falls below a threshold set forth in the Director Independence Standards, or is not otherwise listed in the Director Independence Standards, and is not required to be disclosed under Item 404(a) of SEC Regulation S-K, is deemed to be an immaterial relationship.

The Board has affirmatively determined that all the directors are independent except Messrs. Oal and Plant, who are employed by the Company and therefore do not meet the independence standards set forth in the Director Independence Standards. In the course of its determination regarding independence, the Board did not find any material relationships between the Company and any of the directors, other than Messrs. Oal's and Plant's employment.
Voting for Directors
Howmet Aerospace's Certificate of Incorporation and Bylaws provide a majority voting standard for election of directors in uncontested elections. If the number of shares voted "for" an incumbent director's election does not exceed fifty percent (50%) of the number of votes cast with respect to that director's election (with votes cast including votes against in each case and excluding abstentions and broker nonvotes with respect to that director's election) in an uncontested election, the nominee must promptly tender his or her resignation, and the Board will decide, through a process managed by the Governance and Nominating Committee and excluding the nominee, whether to accept the resignation at its next regularly scheduled Board meeting. The Board's explanation of its decision will be promptly disclosed in accordance with SEC rules and regulations. Any director nominee not already serving on the Board who fails to receive a majority of votes cast in an uncontested election will not be elected to the Board. An election of directors is considered to be contested if the number of candidates for election as directors exceeds the number of directors to be elected, with the determination being made in accordance with the Bylaws.
Related Person Transactions
Review, Approval and Ratification of Transactions with Related Persons

The Company has a written Related Person Transaction Approval Policy regarding the review, approval and ratification of transactions between the Company and related persons. The policy applies to any transaction in which the Company or a Company subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A related person means any director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, and any immediate family member of any such person.
Under this policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Governance and Nominating Committee for consideration. The Governance and Nominating Committee then reviews the material facts and circumstances regarding a transaction and determines whether to approve, ratify, revise or reject a related person transaction, or to refer it to the full Board or another committee of the Board for consideration. The Company's Related Person Transaction Approval Policy operates in conjunction with other aspects of the Company's

2021 Proxy Statement
Corporate Governance (continued)

compliance program, including its Business Conduct Policies, which require that all directors, officers and employees have a duty to be free from the influence of any conflict of interest when they represent the Company in negotiations or make recommendations with respect to dealings with third parties, or otherwise carry out their duties with respect to the Company.
The Board has considered the following types of potential related person transactions and pre-approved them under the Company's Related Person Transaction Approval Policy as not presenting material conflicts of interest:
(i)
employment of Howmet Aerospace executive officers (except employment of a Howmet Aerospace executive officer that is an immediate family member of another Howmet Aerospace executive officer, director, or nominee for director) as long as the Compensation and Benefits Committee has approved the executive officers' compensation;

(ii)
director compensation that the Board has approved;

(iii)
any transaction with another entity in which the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the other entity's total annual revenues, if a related person's interest arises only from:

 (a)
such person's position as an employee or executive officer of the other entity; or

 (b)
such person's position as a director of the other entity; or

 (c)
the ownership by such person, together with his or her immediate family members, of less than a 10% equity interest in the aggregate in the other entity (other than a partnership); or

 (d)
both such position as a director and ownership as described in (b) and (c) above; or

 (e)
such person's position as a limited partner in a partnership in which the person, together with his or her immediate family members, have an interest of less than 10%;

(iv)
charitable contributions in which a related person's only relationship is as an employee (other than an executive officer), or a director or trustee, if the aggregate amount involved does not exceed the greater of  $250,000 or 2% of the charitable organization's total annual receipts;

(v)
transactions, such as the receipt of dividends, in which all shareholders receive proportional benefits;

(vi)
transactions involving competitive bids;

(vii)
transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

(viii)
transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Transactions with Related Persons in 2020

Based on information provided by the directors, the executive officers, and the Company's legal department, the Governance and Nominating Committee determined that there are no material related person transactions to be reported in this proxy statement. We indemnify our directors and officers to the fullest extent permitted by law against personal liability in connection with their service to the Company. This indemnity is required under the Company's Certificate of Incorporation and the Bylaws, and we have entered into agreements with these individuals contractually obligating us to provide this indemnification to them.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation and Benefits Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation and Benefits Committee.

2021 Proxy Statement
Corporate Governance (continued)

Compensation Consultants
In 2020, the Compensation and Benefits Committee directly retained Pay Governance LLC as its independent compensation consultant. See "Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy and Design—Executive Compensation Design Relies on a Diversified Mix of Pay Elements and Targets the Market Median—Use of Independent Compensation Consultant". The committee assessed Pay Governance's independence and found no conflict of interest. In its assessment, the committee took into account the following factors:
•
Pay Governance provides no other services to the Company;

•
the amount of fees received from the Company by Pay Governance as a percentage of Pay Governance's total revenue;

•
the policies and procedures that Pay Governance has in place to prevent conflicts of interest;

•
any business or personal relationships between the consultant(s) at Pay Governance performing consulting services and any Compensation and Benefits Committee members or any executive officer; and

•
any ownership of Company stock by the consultant(s).

On April 1, 2020, Arconic Inc. completed the Separation of its business into Howmet Aerospace Inc. (the new name for Arconic Inc.) and Arconic Corporation. In late 2019, in connection with the then pending Separation, the Governance and Nominating Committee retained Pearl Meyer & Partners, LLC ("Pearl Meyer") to conduct an independent review of the Company's director compensation program—see "Director Compensation". The committee did not find any conflict of interest with Pearl Meyer and considered the following factors in its determination:
•
Pearl Meyer provides no other services to the Company;

•
the amount of fees received from the Company by Pearl Meyer as a percentage of Pearl Meyer's total revenue;

•
the policies and procedures that Pearl Meyer has in place to prevent conflicts of interest;

•
any business or personal relationships between the consultant(s) at Pearl Meyer performing consulting services and any Board members or any executive officer; and

•
any ownership of Company stock by the consultant(s).

Corporate Governance Materials Available on Howmet Aerospace's Website
The following documents, as well as additional corporate governance information and materials, are available on our website at http://www.howmet.com under "Investors—Corporate Governance—Governance and Policies":
•
Certificate of Incorporation

•
Bylaws

•
Board Confidentiality Policy

•
Corporate Governance Guidelines

•
Director Independence Standards

•
Anti-Corruption Policy

•
Business Conduct Policies

•
Code of Ethics for the CEO, CFO and Other Financial Professionals

•
Policy for Hiring Members (or Former Members) of Independent Public Auditors

•
Human Rights Policy

•
Insider Trading Policy

•
Related Person Transaction Approval Policy

In addition, the following documents are available on our website at http://www.howmet.com under "Investors—Corporate Governance—Board Committees":
•
Charters of each of our Board committees and subcommittee

Copies of these documents are also available in print form at no charge by sending a request to Howmet Aerospace Inc., Corporate Secretary's Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email: CorporateSecretary@howmet.com.
Information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the SEC.

2021 Proxy Statement
Corporate Governance (continued)

Business Conduct Policies and Code of Ethics
The Company's Business Conduct Policies, which have been in place for many years, apply equally to the directors and to all officers and employees of the Company, as well as those of our controlled subsidiaries, affiliates and joint ventures. The directors and employees in positions to make discretionary decisions are surveyed annually regarding their compliance with the policies.
The Company also has a Code of Ethics applicable to the CEO, CFO and other financial professionals, including the principal accounting officer, and those subject to it are surveyed annually for compliance with it. Only the Audit Committee can amend or grant waivers from the provisions of the Company's Code of Ethics, and any such amendments or waivers will be posted promptly at http://www.howmet.com. To date, no such amendments have been made or waivers granted.
Recovery of Incentive Compensation
The Board of Directors adopted the following policy in 2006:
If the Board learns of any misconduct by an executive officer that contributed to the Company having to restate all or a portion of its financial statements, it shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, take remedial action against the wrongdoer in a manner it deems appropriate. In determining what remedies to pursue, the Board shall take into account all relevant factors, including whether the restatement was the result of negligent, intentional or gross misconduct. The Board will, to the full extent permitted by governing law, in all appropriate cases, require reimbursement of any bonus or incentive compensation awarded to an executive officer or effect the cancellation of unvested restricted or deferred stock awards previously granted to the executive officer if: (a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement; (b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement; and (c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the executive officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the executive's obligations to Howmet Aerospace as the Board determines fit the facts surrounding the particular case. The Board may, in determining appropriate remedial action, take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The Board's power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such entities.
The 2009 Alcoa Stock Incentive Plan, the 2013 Howmet Aerospace Stock Incentive Plan, as Amended and Restated, and the Howmet Aerospace Inc. 2020 Annual Cash Incentive Plan each contain recoupment provisions consistent with this policy.

2021 Proxy Statement
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities with the SEC within specified periods. Due to the complexity of the reporting rules, the Company undertakes to file such reports on behalf of its directors and executive officers and has instituted procedures to assist them with these obligations. Based solely on a review of filings with the SEC and written representations from the Company's directors and executive officers, the Company believes that in 2020 all of its directors and executive officers filed the required reports on a timely basis under Section 16(a).
Howmet Aerospace Stock Ownership
Stock Ownership of Certain Beneficial Owners
The following table sets forth certain information about each person or entity known to us to be the beneficial owner of more than five percent of Howmet Aerospace common stock, based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended.
Name and Address of Beneficial Owner	Title of Class	Amount and Nature Of Beneficial Ownership (#)	Percent of Class1
Elliott Investment Management L.P. 40 West 57th Street New York, NY 10019	Common Stock	41,565,6582	9.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	Common Stock	40,233,4233	9.3%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common Stock	36,133,5854	8.3%
Orbis Investment Management Limited Orbis House 25 Front Street Hamilton, Bermuda HM11 Orbis Investment Management (U.S.), L.P. 600 Montgomery Street, Suite 3800 San Francisco, CA 94111 Allan Gray Australia Pty Ltd Level 2, Challis House 4 Martin Place Sydney, NSW2000 Australia	Common Stock	28,205,2545	6.5%

1
Based on 434,076,077 shares outstanding on March 29, 2021.

2
In a Schedule 13D amendment dated December 2, 2020, Elliott Investment Management L.P. had shared power to vote and dispose of 41,565,658 shares. In addition, Elliott International, L.P. and Elliott Associates L.P. collectively had economic exposure comparable to approximately 2.1% of the shares of common stock outstanding pursuant to certain derivative agreements disclosed in the Schedule 13D amendment.

3
In a Schedule 13G amendment dated February 8, 2021, The Vanguard Group, an investment adviser, reported that, as of December 31, 2020, it had shared power to vote or direct to vote 614,388 shares, sole power to dispose or direct the disposition of 38,531,910 shares, and shared power to dispose or direct the disposition of 1,701,513 shares.

2021 Proxy Statement
Howmet Aerospace Stock Ownership (continued)

4
In a Schedule 13G amendment dated January 29, 2021, BlackRock, Inc., a parent holding company, reported that, as of December 31, 2020, it had sole power to vote or direct to vote 32,642,508 shares, sole power to dispose or direct the disposition of 36,133,585 shares, and no shared voting or dispositive power.

5
In a Schedule 13G amendment dated February 16, 2021, Orbis Investment Management Limited, Orbis Investment Management (U.S.), L.P. and Allan Gray Australia Pty Ltd reported that they may be deemed to constitute a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and as of December 31, 2020, they had sole power to vote or direct to vote 28,205,254 shares and sole power to dispose or direct the disposition of 28,205,254 shares.

Stock Ownership of Directors and Executive Officers
The following table shows the ownership of Howmet Aerospace common stock, deferred share units, and deferred restricted share units, as of April 9, 2021, by each director, each of the named executive officers, and all directors and executive officers (serving as of April 9, 2021) as a group.
Deferred share units provide holders with the same economic interest as if they own Howmet Aerospace common stock. Upon a holder's separation from the Company, the deferred share units are settled in cash at a value equivalent to the then-prevailing market value of our common stock.
Each Howmet Aerospace deferred restricted share unit is an undertaking by the Company to issue to the recipient one share of Howmet Aerospace common stock upon settlement. Deferred amounts are paid either in a lump sum or installments, as elected by the director, upon retirement from the Board.
Name of Beneficial Owner	Shares of Common Stock1	Deferred Share Units2	Deferred Restricted Share Units3	Total
Directors
James F. Albaugh	10,000	—	33,842	43,842
Amy E. Alving	3,347	—	38,873	42,220
Sharon R. Barner	—	—	982	982
Joseph S. Cantie	40	—	17,131	17,171
Robert F. Leduc	—	—	12,538	12,538
David J. Miller	—	—	37,725	37,725
Jody G. Miller	—	—	11,486	11,486
Nicole W. Piasecki	—	—	11,486	11,486
Ulrich R. Schmidt	5,333	4,210	37,628	47,171
Named Executive Officers
John C. Plant*	1,496,3564	4,435	34,406	1,535,197
Tolga I. Oal*	87,159	8,944	—	96,103
Kenneth J. Giacobbe	195,820	—	—	195,820
Neil E. Marchuk	75,829	—	—	75,829
Paul Myron	140,383			140,383
Katherine H. Ramundo5	25,570	—	—	25,570
All Directors and Executive Officers as a Group (14 individuals)	2,014,267	17,589	236,097	2,267,953

*
Also serves as a director

1
This column shows beneficial ownership of Howmet Aerospace common stock as calculated under SEC rules. Unless otherwise noted, each director and named executive officer has sole voting and investment power over the shares of Howmet Aerospace common stock reported. None of the shares are subject to pledge. This column includes shares held of record, shares held by a bank, broker or nominee for the person's account, shares held through family trust arrangements, and for executive officers, share equivalent units held in the Howmet Aerospace Retirement Savings Plan which confer voting rights through the plan trustee with respect to shares of Howmet Aerospace common stock. This column also includes restricted share units that vest and are payable within 60 days after April 9, 2021 and shares of Howmet Aerospace common stock that may be acquired under employee stock options that are exercisable as of April 9, 2021 or will become exercisable within 60 days after April 9, 2021, each as follows: Mr. Oal (27,643 restricted share units); Mr. Giacobbe (84,803 options); Mr. Myron (47,965 options and 33,786 restricted share units); Ms. Ramundo (25,570 options); and all

2021 Proxy Statement
Howmet Aerospace Stock Ownership (continued)

directors and executive officers as a group (132,768 options and 61,429 restricted share units). No awards of stock options have been made to non-employee directors. As of April 9, 2021 individual directors and executive officers, as well as all directors and executive officers as a group, beneficially owned less than 1% of the outstanding shares of common stock.
2
This column lists (i) for executive officers, deferred share equivalent units held under the Howmet Aerospace Deferred Compensation Plan, and (ii) for directors, deferred share equivalent units held under the Amended and Restated Deferred Fee Plan for Directors. Each deferred share equivalent unit tracks the economic performance of one share of Howmet Aerospace common stock and is fully vested upon grant, but does not have voting rights.

3
This column lists deferred restricted share units issued to directors under the 2013 Howmet Aerospace Stock Incentive Plan, as Amended and Restated. Each deferred restricted share unit is an undertaking by the Company to issue to the recipient one share of Howmet Aerospace common stock upon settlement. The annual deferred restricted share units to directors vest on the first anniversary of the grant date, or, if earlier, the date of the next subsequent annual meeting of shareholders following the grant date, subject to continued service through the vesting date (however, accelerated vesting provisions apply for certain termination scenarios, such as death and change in control, and pro-rata vesting provisions apply in the event of a director's termination of service for any other reason). Deferred restricted share units granted in lieu of cash compensation pursuant to a director's deferral election are fully vested at grant. Deferred restricted share units are paid/settled either in a lump sum or installments, as elected by the director, upon retirement from the Board.

4
Includes 500,463 shares held by a trust of which Mr. Plant is the trustee and a beneficiary.

5
Ms. Ramundo resigned from the Company, effective February 19, 2021.

2021 Proxy Statement
Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Under its written charter, the Audit Committee of the Board of Directors has sole authority and is directly responsible for the appointment, retention, compensation, oversight, evaluation and termination of the independent registered public accounting firm retained to audit the Company's financial statements.
The Audit Committee annually evaluates the qualifications, performance and independence of the Company's independent auditors. Based on its evaluation, the Audit Committee has appointed PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2021. PricewaterhouseCoopers LLP or its predecessor firms have served continuously as the Company's independent auditors since 1950. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm is in the best interests of the Company and its shareholders.
The Audit Committee is responsible for the approval of the engagement fees and terms associated with the retention of PricewaterhouseCoopers LLP. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection and evaluation of the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent registered public accounting firm.
Although the Company's Bylaws do not require that we seek shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP.
Representatives of PricewaterhouseCoopers LLP are expected to participate in the live webcast of the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.
The Board of Directors recommends a vote "FOR" ITEM 2, to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2021.

2021 Proxy Statement
Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm (continued)

Report of the Audit Committee
In accordance with its written charter, the Audit Committee of the Board of Directors is responsible for assisting the Board to fulfill its oversight of:
•
the integrity of the Company's financial statements and internal controls;

•
the Company's compliance with legal and regulatory requirements;

•
the independent auditors' qualifications and independence; and

•
the performance of the Company's internal audit function and independent auditors.

It is the responsibility of the Company's management to prepare the Company's financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The Company's internal auditors are responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of the Company's financial and operating internal control systems.
PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm for 2020 (the "independent auditors"), is responsible for performing independent audits of the Company's consolidated financial statements and internal control over financial reporting and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America (GAAP) and on the effectiveness of the Company's internal control over financial reporting. The independent auditors also review the Company's interim financial statements in accordance with applicable auditing standards.
In evaluating the independence of PricewaterhouseCoopers LLP, the Audit Committee has (i) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the audit firm's communications with the Audit Committee concerning independence; (ii) discussed with PricewaterhouseCoopers LLP the firm's independence from the Company and management; and (iii) considered whether PricewaterhouseCoopers LLP's provision of non-audit services to the Company is compatible with the auditor's independence. In addition, the Audit Committee has assured that the lead audit partner is rotated at least every five years in accordance with Securities and Exchange Commission and PCAOB requirements, and considered whether there should be a regular rotation of the audit firm itself in order to assure the continuing independence of the outside auditors. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.
The Audit Committee has reviewed with the independent auditors and the Company's internal auditors the overall scope and specific plans for their respective audits, and the Audit Committee regularly monitored the progress of both in assessing the Company's compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources and progress to date.
At every regular meeting, the Audit Committee meets separately, and without management present, with the independent auditors and the Company's Vice President—Internal Audit to review the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's accounting and financial reporting. The Audit Committee also meets separately at its regular meetings with the Chief Financial Officer and the Chief Legal Officer.
The Audit Committee has met and discussed with management and the independent auditors the fair and complete presentation of the Company's financial statements. The Audit Committee has also discussed and reviewed with the independent auditors all communications required by GAAP, including those described in Auditing Standards No. 16, "Communication with Audit Committees", as adopted by the PCAOB. The Audit Committee has discussed significant accounting policies applied in the financial statements, as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with both management and the independent auditors.

2021 Proxy Statement
Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm (continued)

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission. In addition, the Audit Committee has approved, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2021.
The Audit Committee
Ulrich R. Schmidt, Chair
James F. Albaugh
Joseph S. Cantie

April 14, 2021
Audit and Non-Audit Fees
The following table shows fees incurred for professional services rendered by PricewaterhouseCoopers LLP (PwC) for the past two fiscal years ended December 31 (in millions):
Fees for Services Provided1	2020	2019
Audit Fees	$7.5	$9.8
Audit-Related Fees	$0.3	$6.7
Tax Fees	$0.1	$0.0
All Other Fees	$0.0	$0.0

1
The separation of Arconic Inc. into two standalone, publicly-traded companies, Howmet Aerospace Inc. (the new name for Arconic Inc.) and Arconic Corporation, became effective on April 1, 2020. The fees shown in the table relate to audit and non-audit fees incurred by Arconic Inc. prior to the separation and Howmet Aerospace post separation.

The Audit Committee has adopted policies and procedures for pre-approval of audit, audit-related, tax and other services, and for pre-approval of fee levels for such services. See "Attachment A—Pre-Approval Policies and Procedures for Audit and Non-Audit Services" on page 76. All services set forth in the table above were approved by the Audit Committee before being rendered.
Audit Fees are comprised of the base audit fee (including statutory audit fees), effects of foreign currency exchange rates on the base audit fee, and scope adjustments to the base audit requirements. The decrease in audit fees from 2019 to 2020 was principally a result of the Arconic Inc. separation into Howmet Aerospace Inc. and Arconic Corporation.
Audit-Related Fees include due diligence and audit services for divestitures and agreed-upon or expanded audit procedures for accounting or regulatory requirements. For 2019, this category includes fees associated with the audit and review by PwC of carve-out financial statements in anticipation of the separation.
Tax Fees include U.S. federal, state and local tax support, international tax support, and review and preparation of tax returns.
All Other Fees include benchmarking services across a number of Howmet Aerospace entities.

2021 Proxy Statement
Item 3 Advisory Approval of Executive Compensation
As required pursuant to Section 14A of the Securities Exchange Act of 1934, the Board of Directors is asking you to approve, on an advisory basis, the executive compensation programs and policies and the resulting 2020 compensation of the individuals listed in the "2020 Summary Compensation Table" on page 58 (our "named executive officers"), as described in this proxy statement.
Because the vote is advisory, the result will not be binding on the Compensation and Benefits Committee and it will not affect, limit or augment any existing compensation or awards. The Compensation and Benefits Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.
The Board has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis, at least until the next required advisory vote on the frequency of shareholder votes in 2023. The next advisory vote on executive compensation will occur at the 2022 Annual Meeting of Shareholders.
We believe you should read the Compensation Discussion and Analysis and the compensation tables in determining whether to approve this proposal.
The Board of Directors recommends approval of the following resolution:
"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion, is hereby APPROVED."
The Board of Directors recommends a vote "FOR" ITEM 3, to approve, on an advisory basis, the compensation of the Company's named executive officers, as stated in the above resolution.
Compensation Committee Report
The Compensation and Benefits Committee has:
1.
reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement; and

2.
based on the review and discussions referred to in paragraph (1) above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement relating to the 2021 Annual Meeting of Shareholders.

The Compensation and Benefits Committee
Robert F. Leduc, Chair
Joseph S. Cantie
Nicole W. Piasecki

April 14, 2021

2021 Proxy Statement
Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) includes the compensation and benefits of our named executive officers (NEOs) with respect to fiscal year 2020 and the related decisions made by the Compensation and Benefits Committee (the "Compensation Committee"). For 2020, our NEOs are:
John C. Plant	Chairman and Co-Chief Executive Officer
Tolga I. Oal	Co-Chief Executive Officer
Kenneth J. Giacobbe	Executive Vice President and Chief Financial Officer
Katherine H. Ramundo	Executive Vice President, Chief Legal Officer and Secretary
Neil E. Marchuk	Executive Vice President and Chief Human Resources Officer
Paul Myron	Vice President and Controller
2020 was a challenging year for a number of reasons. The year began with the Company facing the uncertainty relating to the 737 MAX program at Boeing, the complex undertaking of separating the Company into Arconic Corporation and Howmet Aerospace Inc., and the important decision to name a successor to Chief Executive Officer John C. Plant. The global impact of the COVID-19 pandemic then crippled international travel, which had a significant impact on the Aerospace industry.
The Company's response to all of the 2020 challenges was swift and robust and led to a successful separation, on time and budget, and performance improvements including a significant expansion of the Company's EBITDA margin and adjusted free cash flow results.
In this CD&A, we will highlight:
1.
The Company's 2020 performance;

2.
How shareholder feedback helped inform certain decisions in 2020;

3.
The decision to implement a Co-CEO structure and appoint Tolga I. Oal as Co-CEO;

4.
The impact of COVID-19 on CEO and other NEO compensation decisions;

5.
The Company's compensation philosophy and design;

6.
2020 incentive plan results;

7.
The 2020 letter agreements with Mr. Plant; and

8.
Individual compensation decisions for the other NEOs.

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

Summary of Key 2020 Inputs and Decisions
Impacts of COVID-19

During 2020, the COVID-19 pandemic and related economic disruptions, combined with unique and negative industry factors, yielded a very challenging year for Howmet Aerospace. During these unprecedented times, we took numerous actions to support our employees and their families, our customers, our supply chain, and the communities we serve. We are proud of our workforce, which has demonstrated the resilience that we all needed to be successful. Despite the significant economic uncertainty and headwinds created by the pandemic, combined with the Separation (as described below) and other market and economic challenges, Howmet Aerospace had reasonable success in meeting our strategic, financial, and social objectives.
Our Business and 2020 Company Performance

Howmet Aerospace Inc. is the new name for Arconic Inc., following Arconic Inc.'s separation of its businesses on April 1, 2020 (the "Separation") into two independent, publicly traded companies—Howmet Aerospace Inc. and Arconic Corporation. On April 1, 2020 Arconic Inc. distributed to its shareholders the outstanding shares of common stock of Arconic Corporation, a former wholly owned subsidiary. Following the Separation, Howmet Aerospace retains the Engine Products, Fastening Systems, Engineered Structures, and Forged Wheels businesses; and Arconic Corporation holds Arconic Inc.'s former Rolled Products, Extrusions, and Building and Construction Systems businesses.
Howmet Aerospace is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company's primary businesses focus on jet engine components, aerospace fastening systems, and titanium structural parts necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged aluminum wheels for commercial transportation.
Howmet Aerospace operates in 20 countries. The Company has four reportable segments, which are organized by product on a worldwide basis: Engine Products, Fastening Systems, Engineered Structures, and Forged Wheels. We refer to these segments in this CD&A as our "business groups".
Full Year 2020 Highlights
•
Revenue of  $5.3 billion, down 26% year over year

•
Cost reductions of  $197 million

•
Income from continuing operations of  $211 million, or $0.48 per share, versus $126 million, or $0.27 per share, in the full year 2019

•
Income from continuing operations excluding special items of  $354 million, or $0.80 per share, versus $590 million, or $1.29 per share, in the full year 2019*

•
Operating income of  $626 million versus $579 million in the full year 2019

•
Operating income excluding special items of  $809 million, versus $1,199 million in the full year 2019*

•
For second quarter 2020 through fourth quarter 2020, cash provided from operations of  $217 million, cash used for financing activities of  $1.5 billion, and cash provided from investing activities of  $260 million

•
Adjusted Free Cash Flow for second quarter 2020 through fourth quarter 2020 was $487 million, inclusive of an approximate $80 million reduction in our accounts receivable securitization program, $70 million impact from voluntary pension contributions, $46 million of cash severance payments, and $45 million tax refund*

•
The Company ended the year with a cash balance of approximately $1.6 billion

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

Segment Performance in 2020
•
Engine Products revenue of  $2.4 billion, down 28% year over year; segment operating profit was $417 million, down $204 million year over year; segment operating profit margin was 17.3%, down 140 basis points year over year.

•
Fastening Systems revenue of  $1.2 billion, down 20% year over year; segment operating profit was $247 million, down $149 million year over year; segment operating profit margin was 19.8%, down 560 basis points year over year.

•
Engineered Structures revenue of  $0.9 billion, down 26% year over year; segment operating profit was $73 million, down $47 million year over year; segment operating profit margin was 7.9%, down 170 basis points year over year.

•
Forged Wheels revenue of  $0.7 billion, down 30% year over year; segment operating profit was $153 million, down $100 million year over year; segment operating profit margin was 22.5%, down 360 basis points year over year.

Revenue and operating income, excluding special items, decreased from 2019 to 2020 due to significant disruptions in the commercial aerospace market, driven by COVID-19 and Boeing 737 MAX and 787 production declines, and the commercial transportation market, driven by COVID-19, resulting in unfavorable volume and product mix. The decline was partially offset by growth in the defense aerospace and industrial gas turbine markets. In addition, the decline in operating income, excluding special items, was also partially offset by variable and fixed cost reductions, and favorable product pricing. The focus in 2020 was to position the Company to emerge from the COVID-19 pandemic in a stronger, more profitable position.
This volatility in markets, economies, and our customers, yielded highly volatile operating and stock market performance. Most of these challenges were exogeneous to the Company and we responded quite well overall to reposition the Company for future success. We believed that we needed to retain and motivate our then Chief Executive Officer John C. Plant, who was helping us navigate these externally driven headwinds. As a result, we needed to make several changes to the Chief Executive Officer incentive compensation structures to keep them relevant and motivational, in order to retain and motivate the Chief Executive Officer. It appears that these changes have been successful both in retaining/motivating our Chief Executive Officer and also on actual performance and strategic repositioning.
* See "Attachment C—Calculation of Financial Measures" for the reconciliations to the most directly comparable GAAP (accounting principles generally accepted in the United States of America) measures and management's rationale for the non-GAAP financial measures used in this CD&A.
Investor Feedback

The Company solicits feedback from investors on a regular basis throughout the year. Investor engagement offers us an opportunity to obtain investor comments and insights related to investors' policies and views on executive compensation and corporate governance matters.
At the 2020 annual meeting of shareholders, 51% of the shares present virtually or represented by proxy at the meeting and entitled to vote on our say-on-pay proposal regarding 2019 compensation, voted in favor of the proposal. In discussions with shareholders, the four main investor concerns regarding our executive compensation program were as follows:

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

Shareholder Concern	Compensation Committee Response

•
Although investors acknowledge the alignment of Mr. Plant's 2019 compensation with shareholder returns, there was a concern regarding the size of his 2019 pay relative to the length of his agreement.

•
Mr. Plant's 2019 compensation was the result of a significant negotiation to encourage him out of retirement. He was the ideal Chief Executive Office to lead Arconic Inc. out of a difficult period and unlock shareholder value.

•
Ensure that Mr. Plant's post-Separation compensation package is aligned with the length of the agreement and appropriate for a seasoned Chief Executive Officer of his caliber relative to market data (see discussion beginning on page 46)

•
Recognized that Mr. Plant was the architect of the revised Company strategy to separate into two focused companies and had the unique skills and experiences to execute the strategy.

• The use of only time-vested equity awards in 2019 for NEOs other than Mr. Plant
•
Given the Separation on April 1, 2020 and the challenge of measuring performance in the pre-Separation to post-Separation period, the Compensation Committee decided to only grant time-vested restricted share units to the NEOs other than Mr. Plant in 2019.

•
For 2020, equity grants to our NEOs, other than Mr. Plant, are 40% time-vested RSUs and 60% performance-based RSUs. See page 54 for a complete discussion of 2020 equity awards.

•
Retaining Mr. Plant post Separation. In late 2019/early 2020, while the Board was conducting a search for a Chief Executive Officer to succeed Mr. Plant, the Board received formal communication from several shareholders regarding their strong desire to retain Mr. Plant post-Separation. Additional shareholders also voiced similar concerns through regular shareholder outreach efforts.

•
For a full discussion of the Chief Executive Officer search process, the decision to reach a new 3-year agreement with Mr. Plant, and the decision to create a formal succession plan by implementing a Co-CEO structure, see “Co-CEO Structure and Related Compensation Decisions” below.

•
Restructuring Mr. Plant's agreement and the Company's other compensation structures to reflect the impact of COVID-19. Post-Separation, the Board received formal communications from several shareholders regarding their desire to rework Mr. Plant's compensation to ensure his continuation at the Company.

•
For a full discussion of the changes made to the Company's 2020 compensation structure, including the changes made to Mr. Plant's agreement, see "Impact of COVID-19 on 2020 Compensation Structure and Decisions" on page 46. Also included is a discussion of the largely positive shareholder feedback that the Company received after the change was made to Mr. Plant's agreement.

Co-CEO Structure and Related Compensation Decisions

In May 2019, the Board appointed an executive search committee led by James F. Albaugh and supported by an external executive search firm to search for John C. Plant's successor, considering both internal and external candidates. The key attributes the Compensation Committee was looking for in a CEO were a proven track record of consistently delivering financial success, an expert in operational excellence, experience with mergers, acquisitions and divestures or spinoffs, experience with capital markets, exposure to customers that are larger than the Company and with whom the Company has complex multi-year contracts, and significant investor relations experience.
After conducting the search, the Board concluded that there were no available qualified external candidates of the caliber deemed necessary to successfully run the Company through the then existing business cycle. Furthermore, feedback from shareholders made it clear that they were concerned about the CEO transition as the Company had four CEOs in a three-year period; and the direction of the Company after Mr. Plant retired, since Mr. Plant's first-year tenure as CEO oversaw dramatic improvement in the Company's financial and operational performance. Therefore, the Board concluded it was in the best interest of shareholders to retain Mr. Plant for an additional three years following the Separation and to create a Co-CEO structure to ensure a smooth transition.

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

As of April 1, 2020, the Board promoted Tolga I. Oal to the position of Co-CEO of the Company, based on his strong operational experience at Arconic Inc. and earlier in his career. From May 2019 until the Separation, Mr. Oal served as President of the Company's Engineered Structures business, which is a global leader in highly engineered titanium and aluminum components for the aerospace and defense markets. Mr. Oal previously held leadership roles as President Driveline, President Americas and Senior Vice President Purchasing for American Axle & Manufacturing in Detroit, Michigan from September 2015 to April 2019. From June 2008 to September 2015, Mr. Oal held several leadership positions at TRW Automotive, including Vice President and General Manager of the Global Electronics Business Unit. Prior to his experience at TRW Automotive, Mr. Oal spent several years at Siemens VDO Automotive in Europe and the United States.
The Board decided on a Co-CEO structure for two main reasons:
•
While the Board had confidence in Mr. Oal's operational skills and leadership, he did not have previous CEO experience. The Co-CEO structure will allow Mr. Oal to work directly with Mr. Plant over the next three years and learn the nuances of the corporate responsibilities. The Board meets formally with Mr. Oal at each Board meeting to assess his growth into the CEO role. Additionally, Mr. Plant reports to the Board on Mr. Oal's progress.

•
Leveraging Mr. Plant's successful first year of performance and continuing his service for three additional years alongside Mr. Oal would increase investor confidence and help ensure a smooth CEO succession.

The compensation decisions related to the Co-CEOs:
•
To ensure that Mr. Plant was retained and sufficiently motivated for three years post-Separation, the Board and Mr. Plant agreed to a three-year performance-based compensation package, consisting of base salary, no annual incentive, and equity grants of time-vested restricted share units (RSUs) and performance-based restricted share units (PRSUs) explicitly tied to stock-price performance. The equity portion of Mr. Plant's reported 2020 compensation is intended to cover the three-years of service post-Separation.

Mr. Plant will not receive any additional annual or long-term incentives, including any additional equity awards, in 2021 or 2022. While the total of Mr. Plant's compensation, reported in the Summary Compensation Table, is high compared to market, it is more reasonable to assess it on an annualized basis over the next three years. On that basis, Mr. Plant's compensation is at approximately the 90th percentile of our CEO Compensation Peer Group, which, while significant, reflects Mr. Plant's experience at larger companies and his successful track record.
•
Given that he is a new CEO and in light of the Co-CEO structure, the Board targeted Mr. Oal's 2020 compensation at approximately the 10th percentile of our CEO Compensation Peer Group. Mr. Oal's compensation consists of a more traditional CEO package with base salary, annual incentive and both time-vested RSUs and PRSUs. The annual incentive and PRSU metrics and targets are the same as for the other NEOs.

Impact of COVID-19 on 2020 Compensation Structure and Decisions

2020 brought unprecedented challenges to balancing pay, performance, shareholder alignment, and employee concerns, as well as delivering on the Company's business plan. The Compensation Committee made a number of changes to the Company's compensation programs to reflect the reality of the impact of COVID-19 while delivering fair incentive payouts to employees and aligning with performance and shareholder interests.
Revisions to Mr. Plant's Agreement
In February 2020, prior to the impact of COVID-19, the Board structured and entered into a three-year post-Separation agreement with Mr. Plant. The agreement was effective as of the April 1, 2020 Separation date. In June 2020, the Compensation Committee agreed to make several changes to Mr. Plant's three-year agreement, granting him additional time-vested RSUs, additional PRSUs, and resetting the share-price targets for the PRSUs.

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

These changes and rationale were as follows:
Equity Award	February 2020 Agreement	Anticipated Grant Value	Actual Fair Market Value at Grant	June 2020 Revised Agreement	Actual Fair Market Value at Grant
RSUs	1,000,000	$24.0M	$12.5M	1,485,000(2)	$20.4M
PRSUs (1)	1,800,000	$17.5M	$4.6M	2,100,000	$16.9M
Totals:	2,800,000	$41.5M	$17.1M	3,585,000	$37.3M

(1)
Represents the maximum number of shares that can be earned

(2)
Additional 485,000 RSUs issued at a grant date price of  $16.22 per share

•
When the Board and Mr. Plant agreed to the original agreement in February, the anticipated grant value of the equity portion of the three-year compensation package was approximately $41.5 million. However, after the impact of COVID-19, the actual fair market value of the equity on the grant date was $17.1 million.

•
At the time the February agreement was signed, the anticipated post-Separation share price of Howmet Aerospace stock was approximately $24 per share and there was a collar around the baseline price used to set the performance hurdles for the PRSUs with a maximum of  $24 and a minimum of  $22. Without the collar, the actual baseline price reflecting the impact of COVID-19 would have been $12.50. Therefore, Mr. Plant's PRSUs were granted significantly underwater. The revised baseline price under the new agreement is $16.22.

•
After the Separation, the Board received letters from several shareholders expressing concern that Mr. Plant's compensation package no longer provided him with sufficient incentive to remain with Howmet Aerospace and guide the Company through the unprecedented challenges.

•
After careful consideration and taking into account shareholder concerns, the Board decided to provide Mr. Plant with additional incentives and ensure alignment of his pay with shareholder interests by granting the additional RSUs and PRSUs shown above. The revised agreement increased the grant date fair market value from $17.1 million to $37.3 million, which is about $4.2 million less than the pre-COVID April 1, 2020 anticipated value.

In late June and July 2020, the Board held calls with nine of our top 16 shareholders to discuss Mr. Plant's amended compensation agreement. The institutions we spoke with collectively held 35% of our shares as of March 31, 2020. We had offered calls to institutional holders that collectively held 50% of shares as of March 31. We hosted one-on-one calls with the investment analysts and/or the governance teams of each shareholder. A member of the Company's Board, either David J. Miller, James F. Albaugh (independent Lead Director), or Robert F. Leduc (Compensation Committee Chair), led each call. In aggregate, the response to Mr. Plant's amended compensation agreement was positive. Most shareholders reacted positively to:
•
The agreement ensuring that a highly regarded CEO remains at the helm through a particularly challenging operating environment given COVID-19 and that the stock price performance hurdles incentivize him in alignment with shareholders.

•
The explanation that the agreement was intended to cover a full three-year period, with no further incentives/equity grants in 2021 or 2022.

Several common questions that arose during the calls and the director responses were as follows:

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

Shareholder Question	Director Response
Why restructure the agreement in June versus waiting until later in the year?
Shareholders were asking the Board to ensure Mr. Plant would not leave due to the impact of COVID-19 causing his targets to be so far out of reach, and to re-establish a similar opportunity for him over the three-year agreement. Furthermore, the share price targets reset each year based on the higher of the previously achieved hurdles and the average closing price at the end of each performance period.

How did the Company set the stock price performance hurdles?
The Board believed the aviation industry was significantly impacted and would be one of the last market segments to shed COVID-19 effects, with recovery taking two to four years. The stock price hurdles set would require significant value creation through operational improvements and long-term customer agreements.

Would Mr. Plant be eligible for future equity awards?	No, this award covers three years and even if performance hurdles are met, Mr. Plant needs to remain at the Company for three years for the awards to vest.
Revisions to Annual and Long-Term Incentive Plans for Executive Officers and senior leaders other than Mr. Plant
In February 2020, the Compensation Committee and management discussed how to properly reflect the uncertainty of the Boeing 737 MAX recertification in Howmet Aerospace's incentive plans for the Company's post-Separation performance beginning April 1, 2020. After the initial impact of COVID-19 in March and April 2020, the Compensation Committee decided to delay setting targets until September 2020, when the Company anticipated it would have a clearer indication of market dynamics.
With respect to the annual incentive plan, the Compensation Committee considered several alternatives, from changing metrics to making the entire year discretionary based on a look-back after the year was complete. After careful consideration, the Compensation Committee decided upon the following changes, which emphasize the fourth quarter 2020 exit rate to position the Company for success in 2021 and balance the performance of our employees with the reality of the impact of COVID-19 on the Company's financial results:
Design Element	Original Construct	Revised Construct
Financial Measures	• Controllable Free Cash Flow—50% weight • Adjusted Operating Income—50% weight	• Financial Metrics—60% weight ◦ Second quarter to fourth quarter Adjusted Free Cash Flow ◦ Fourth quarter EBITDA Margin • Discretion*—40%
Targets and Payout Curves	• Targets set based on full-year forecast • Payout curve ranges from 0% to 200% payout	• Align targets with external guidance • No payout curve—maximum payout of 100%

*
Discretionary items could include additional COVID-19 impacts and business response to COVID-19 conditions, including labor flexing, fixed cost reduction, speed of action, inventory management, indirect spend, and receivables/payables management

The 2020 Corporate annual incentive payout was 90%. For a full description, see page 53.

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

With respect to the long-term incentive plan. the Compensation Committee considered a broad range of alternatives, including much wider performance goals, converting all equity awards to time-vested RSUs, or using relative TSR as the sole metric for the PRSUs. After careful consideration, the Compensation Committee decided on the following changes, which acknowledge the inability to forecast out three years in light of uncertainty due to COVID-19, the need to emphasize EBITDA Margin as the most important measure of the Company's success, and the need to maintain long-term shareholder alignment by increasing the impact of the relative TSR multiplier.
Design Element	Original Construct	Revised Construct
Financial Metrics and Measurement Period	• EBITDA Margin—50% weight • Revenue—25% weight • Pre-tax RONA—25% weight • Measured against 3-year average targets	• EBITDA Margin—100% weight • Three one-year performance periods with target set at the beginning of each year
Relative TSR Multiplier	• Up to +/- 10% • Measured over 3 years • Total result cannot exceed 200% • Relative TSR measured against same Proxy Peer Group used for CEO compensation benchmarking
•
Up to +/- 50%

•
Measured over 33 months (Separation through December 31, 2022)

•
Total result cannot exceed 200%

•
Relative TSR measured against peer set of 19 Aerospace and Defense companies likely to be facing similar COVID-19 related challenges

The Compensation Committee will continue to assess the performance environment and intends to return to a three-year performance measurement period for the financial metric(s) when feasible. For 2020, the first one-year performance period was earned at 140%. The final payout will be the average of the three one-year payouts multiplied by the relative TSR metric. For a full description, see page 54.

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

Compensation Philosophy and Design
The Company's executive compensation philosophy to provide pay for performance and shareholder alignment underlies our compensation structure, which is designed based on three guiding principles:
•
Make equity long-term incentive (LTI) compensation the most significant portion of total compensation for senior executives and managers, increasing alignment between our executive's incentives and shareholder value.

•
Choose annual incentive compensation (IC) metrics that focus management's actions on achieving the greatest positive impact on the Company's financial performance and that include a means to assess and motivate performance relative to peers.

•
Set annual IC targets that challenge management to achieve continuous improvement in performance and deliver long-term growth.

Key Compensation Practices
We are committed to executive compensation practices that drive performance, mitigate risk and align the interests of our leadership team with the interests of our shareholders. Below is a summary of our best practices in 2020.
WHAT WE DO	WHAT WE DON’T DO

✓
Pay for Performance—We link compensation to measured performance in key areas. The Company’s strategic priorities are reflected in its metrics at the corporate, group and individual levels.

✓
Robust Stock Ownership Guidelines—Officers and directors are subject to stock ownership guidelines to align their interests with shareholder interests.

✓
Double-Trigger Change-in-Control Provisions—Equity awards for NEOs generally require a “double-trigger” of both a change-in-control and termination of employment for vesting acceleration benefits to apply.

✓
Active Engagement with Investors—We engage with investors throughout the year to obtain insights that guide our executive compensation programs.

✓
Independent Compensation Consultant—The Compensation Committee retains a compensation consultant, who is independent and without conflicts of interest with the Company.

✓
Conservative Risk Profile—We generally apply varied performance measures in incentive programs to mitigate risk that executives will be motivated to pursue results with respect to any one performance measure to the detriment of Howmet Aerospace as a whole.

✓
Claw-Back Policy—Both our annual cash incentive compensation plan and our stock incentive plan contain “claw-back” provisions providing for reimbursement of incentive compensation from NEOs in certain circumstances.

✗
No Guaranteed Bonuses—Our annual incentive compensation plan is performance-based and does not include any minimum payment levels.

✗
No Parachute Tax Gross-Ups—Our Change in Control Severance Plan provides that no excise or other tax gross-ups will be paid.

✗
No Short Sales, Derivative Transactions or Hedging—We do not allow short sales or derivative or speculative transactions in, or hedging of, Company securities by our directors, officers or employees. Directors and certain officers are also prohibited from pledging Company securities as collateral.

✗
No Dividends on Unvested Equity Awards—We do not pay dividends on unvested equity awards but accrue dividend equivalents that only vest when and if the award vests.

✗
No Share Recycling or Option Repricing—Our equity plans prohibit share recycling, the adding back of shares tendered in payment of the exercise price of a stock option award or withheld to pay taxes and repricing underwater stock options.

✗
No Significant Perquisites—We limit the perquisites we pay to our NEOs to those that serve reasonable business purposes.

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

Executive Compensation Design Relies on a Diversified Mix of Pay Elements and Targets the Market Median

The compensation design for our NEOs, other than Mr. Plant, consists of the following elements:
Compensation Element	Guiding Principle	Design/Structure
Base Salary	Target the market median	Target the market median
Annual Incentive Compensation
•
Choose annual IC weighted metrics that focus management's actions on achieving the greatest positive impact on the Company's financial performance

•
Set annual IC targets that challenge management to achieve continuous improvement in performance as part of an overall strategy to deliver long-term growth

•
Take into account individual performance that may include non-financial goals contributing to the success of the Company

•
NEO annual incentives are paid in cash and determined through a two-step performance measurement process:

(1)
Performance against financial goals is used to determine the payout level and fund the incentive pool

(2)
Individual NEO performance is assessed and an individual multiplier is applied to the funded payout results, thus allocating the incentive pool across the eligible population

Long-Term Incentive Compensation
•
Make LTI equity the most significant portion of total compensation for senior executives and managers

•
Set equity target grant levels in line with industry peers that are competitive to attract, retain and motivate executives and factor in individual performance and future potential for long-term retention

•
NEO long-term incentives are granted as 40% time-vested RSUs and 60% PRSUs

•
Financial metrics used are aligned with driving long-term stock price performance and are typically measured over three years, except as discussed above

•
A relative TSR multiplier is used to further reinforce shareholder alignment

Compensation Levels. Base salaries and target incentive compensation levels are designed to attract, motivate, reward and retain executive talent, as well as to align pay with performance. At the beginning of each fiscal year, the Compensation Committee determines each continuing NEO's targeted compensation (salary, target annual incentive compensation, and target long-term incentive compensation), taking into consideration alignment to market data of industry peers. The Compensation Committee generally sets target total direct compensation at median of market to provide competitive pay, unless a specific executive merits an alternative arrangement, due to experience or a unique set of skills like our Co-CEOs.
2020 Comparator Peer Groups. To help guide compensation decisions, the Company uses two peer groups. The data from each of these peer groups described below is considered in establishing compensation programs, policies, pay levels and targets, and to ensure that the Company provides appropriate compensation to attract, retain and motivate employees.
1.
Proxy Peer Group: A peer group of 18 companies from which we collect proxy data, which helps inform and determine compensation levels and target setting for the CEO, CFO and other named executive officers for which data is available. This peer group is also used to help determine appropriate short and long-term incentive metrics.

See "Attachment B—Howmet Aerospace Inc. Peer Group Companies".
2.
Willis Towers Watson Custom Survey Peer Group: We also use a peer group of companies heavily weighted towards industrials with revenues between $3 billion and $15 billion. These companies participated in the Willis Towers Watson Executive Compensation Survey. This peer group is used as a supplement to proxy data and to benchmark roles for which proxy data is not available.

Use of Independent Compensation Consultant. The Compensation Committee has authority under its charter to retain its own advisors, including compensation consultants. In 2020, the Compensation Committee directly retained Pay Governance LLC, which is independent and without conflicts of interest with the Company. See "Corporate

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

Governance—Compensation Consultants" on page 33. Pay Governance provided advice, as requested by the Compensation Committee, on the amount and form of Mr. Plant's compensation arrangement and provided advice on the CD&A in this proxy statement. We use comparative compensation data from the proxy statements of the peer group companies and survey data from Willis Towers Watson to help evaluate whether our compensation programs are competitive with the market. The latter is not customized based on parameters developed by Willis Towers Watson. Willis Towers Watson does not provide any advice or recommendations to the Compensation Committee on the amount or form of executive or director compensation.
Use of Tally Sheets. In making annual compensation decisions, the Compensation Committee also reviews tally sheets that summarize various elements of historic and current compensation for each NEO. This information includes compensation opportunity, actual compensation realized, and wealth accumulation. We have found that the tally sheets help us synthesize the various components of our compensation programs in making decisions.
Conservative Compensation Risk Profile. We evaluate the risk profile of our compensation programs when establishing policies and approving plan design. These evaluations have noted numerous factors that effectively manage or mitigate compensation risk, including the following:
•
A balance of corporate and business unit weighting in incentive compensation programs;

•
A balanced mix between short-term and long-term incentives;

•
Caps on incentives;

•
Use of multiple performance measures in the annual cash incentive compensation plan;

•
Discretion retained by the Compensation Committee to adjust awards;

•
Stock ownership guidelines requiring holding substantial equity in the Company until retirement;

•
Claw-back policies applicable to all forms of incentive compensation; and

•
Anti-hedging provisions in the Company's Insider Trading Policy.

In addition, (i) no business unit has a compensation structure significantly different from that of other units or that deviates significantly from the Company's overall risk and reward structure; (ii) unlike financial institutions involved in the financial crisis, where leverage exceeded capital by many multiples, the Company has a conservative leverage policy; and (iii) compensation incentives are not based on the results of speculative trading. As a result of these evaluations, we have determined that it is not reasonably likely that risks arising from our compensation and benefit plans would have a material adverse effect on the Company.
Compliance with Stock Ownership Guidelines. Our stock ownership requirements further align the interests of management with those of our shareholders by requiring executives to hold substantial equity in the Company until retirement. Our stock ownership guidelines require that each Co-CEO retain equity equal in value to six times his base salary, that Mr. Giacobbe, Mr. Marchuk and Ms. Ramundo each retain equity equal in value to three times base salary, and that Mr. Myron retain equity equal in value to one times his base salary. Unlike many of our peers, we do not count any unvested or unexercised options, restricted share units, performance-based restricted share units or stock appreciation rights towards compliance. Our guidelines reinforce management's focus on long-term shareholder value and commitment to the Company. Until the stock ownership requirements are met, each executive is required to retain until retirement 50% of shares acquired upon vesting of restricted share units (including performance-based restricted shares units) or upon exercise of stock options, after deducting shares used to pay for the option exercise price and taxes.
Messrs. Plant, Giacobbe and Myron have met the stock ownership requirement, while the other continuing NEOs have not yet met the guideline but will continue to retain a minimum of 50% of all shares acquired upon vesting of Company equity awards until they meet the guideline.
No Short Sales, Derivative or Speculative Transactions, Hedging, or Pledging of Company Securities. Short sales of Company securities (a sale of securities which are not then owned) and derivative or speculative transactions in Company securities by our directors, officers and employees are prohibited. No director, officer or employee or any designee of such director, officer or employee is permitted to purchase or use financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

in the market value of Company securities. Directors and officers subject to Section 16 of the Securities Exchange Act of 1934 are prohibited from holding Company securities in margin accounts, pledging Company securities as collateral, or maintaining an automatic rebalance feature in savings plans, deferred compensation plans or deferred fee plans.
Tax Deductibility and our Incentive Compensation Plans. Although an exception exists for certain qualified performance-based arrangements in place as of November 2, 2017, under Section 162(m) of the Internal Revenue Code, only the first $1 million in annual compensation paid to our named executive officers generally is deductible for federal income tax purposes. While the Compensation Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it retains the flexibility to approve compensation that is not deductible by the Company in order to maintain a compensation program that is consistent with our executive compensation philosophy described above.
2020 Annual Cash Incentive Compensation Plan Design, Targets and Results
Each of our NEOs, other than Mr. Plant, was eligible to participate in our corporate annual incentive (IC) plan for 2020. Mr. Plant did not have any short-term annual incentives in 2020. Due to COVID-19, the 2020 IC plan was modified from the Company's normal practice as follows:
•
Financial metrics of second quarter (Q2) to fourth quarter (Q4) Adjusted Free Cash Flow and Q4 EBIDTA Margin were given a weight of 30% each. Each metric would pay out at 100% for performance within a targeted range, with performance below the range paying out at 0%, but no upside potential above a 100% payout.

•
A discretionary component of up to +40% was implemented to allow the Compensation Committee to balance a fair payout with overall financial and shareholder performance.

•
For a complete description of the changes and rationale, see page 48.

For 2020, the Corporate IC plan payout was at 90%.
Financial Metrics	Weight	Min (0%)	Target (100%)	Max (200%)	Result	Payout	Weighted Payout
Q2 – Q4 Adjusted Free Cash Flow	30%	<$350M	$350M−$400M	N/A	$487M	100%	30%
Q4 EBITDA Margin	30%	<19%	19%−21%	N/A	22.8%	100%	30%
Compensation Committee Discretion	Up to 40%						+30%
					Total Payout:		90%
See "Attachment C—Calculation of Financial Measures" for the reconciliations to the most directly comparable GAAP measures and management's rationale for the non-GAAP financial measures used in this CD&A.
Discretion was awarded at 30 of the maximum 40 points based on superior execution of cost management, including a reduction in indirect spend, reduced capital spending and the difficult decision to exit employees. All of these actions were assessed to be completed in a timely fashion and in a respectful manner with respect to employee reductions. The business also achieved excellent inventory management and accounts receivable management.

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

2020 Long-Term Incentives
Each of our NEOs, except for Mr. Plant, received a long-term incentive award in 2020, consisting of 40% time-vested RSUs and 60% PRSUs. Due to COVID-19, the 2020 PRSU grants were modified from the Company's normal practice as follows:
•
Financial metrics were reduced from three (EBITDA Margin, Revenue, RONA) to one (EBITDA Margin)

•
The performance period for EBITDA Margin was changed from one three-year period to three one-year periods

•
The relative TSR multiplier was increased from +/- 10% to +/- 50% measure over a 33-month period from the Separation (April 1, 2020) through December 31, 2022.

•
The peer group for the relative TSR multiplier was changed from the Proxy Peer Group to a peer group consisting of 19 Aerospace and Defense companies. See "Attachment B—Howmet Aerospace Inc. Peer Group Companies".

•
For a complete description of the changes and the rationale, see page 49.

For 2020, the first year of the EBITDA Margin financial metric was earned at 140%.
Financial Metric	Weight	Min (0%)	Target (100%)	Max (200%)	Result	Payout %
2020 EBITDA Margin	100%	<18%	20%	22%	20.8%	140%
See "Attachment C—Calculation of Financial Measures" for the reconciliations to the most directly comparable GAAP measures and management's rationale for the non-GAAP financial measures used in this CD&A.
The Relative TSR Multiplier is defined as follows:
Percentile Rank vs. Peer Group	Multiplier	Definitions
0 – 20th	50%
• TSR measured over 33 months with:
o Starting period = average closing price in April 2020 (post-Separation)
o Ending period = average trading price in December 2022
• TSR result multiplied by payout for financial metrics capped at 200%

21st – 40th	75%
41st – 60th	100%
61st – 80th	125%
81st – 100th	150%
The final payout under the plan will be equal to:
[{Year 1 Performance Result} + {Year 2 Performance Result} + {Year 3 Performance Result}]/3 * Relative TSR Multiplier

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

2020 Individual Compensation Arrangements and Performance-Based Pay Decisions
Chief Executive Officer—John C. Plant
In February 2020, the Board and Mr. Plant agreed to a three-year agreement commencing on April 1, 2020, the date of the Separation. In June 2020, the Compensation Committee agreed to make several changes to Mr. Plant's three-year agreement, granting him additional time-vested restricted share units (RSUs), additional performance-based restricted share units (PRSUs), and resetting the share-price targets for the PRSUs. For a complete description of the rationale for the changes, see "Impact of COVID-19 on 2020 Compensation Structure and Decisions" on page 46.
Compensation Element	February 2020 Agreement	June 2020 Agreement
Base Salary	$1,600,000 / year	No change
Annual Cash Incentive	None	No change
Time-Vested RSUs	1,000,000 shares vesting 1/3 each year over three years	Additional 485,000 share vesting 1/3 on 6/9/2021, 1/3 on 3/31/2022, and 1/3 on 3/31/2023
PRSUs	1,800,000	Increased to 2,100,000
Number of PRSU Tranches and Performance Hurdles	• Three Tranches of 600,000 shares each • 6 hurdles for each Tranche set at +10% to +35% over the baseline price for each year
•
Tranche 1 is 600,000 shares

•
4 hurdles for Tranche 1 set at +5% to +20% over the initial baseline price

•
Tranches 2 and 3 are 750,000 shares each

•
6 hurdles set for each of Tranche 2 and Tranche 3 set at +5% to +30% over the baseline price for each year

Baseline Prices to Set Performance Hurdles
Year 1—Price on grant date, but no less than $22 or greater than $24 (actual price was $12.50, so set to $22)
Years 2 and 3—Greater of the maximum hurdle achieved in the previous year and the average over last five trading days of the period
Year 1—Price on the date of the amendment ($16.22) Years 2 and 3—Greater of the maximum hurdle achieved in the previous year and the average over last five trading days of the period
Performance Periods	• Performance Period 1 runs from 4/1/2020 through 3/31/2021 • Performance Period 2 runs from 4/1/2021 through 3/31/2022 • Performance Period 3 runs from 4/1/2022 through 3/31/2023	• Performance period 1 runs from 6/9/2020 through 3/31/2021 • No change to Performance Periods 2 and 3
Price Needed to Obtain Hurdle	Average price over five consecutive trading days	No change
Pull-Forward Feature
•
The performance hurdles for Tranche #2 can be obtained in Performance Period 1 using the final hurdle of Tranche #1 as the baseline price

•
The performance hurdles for Tranche #3 can be obtained in Performance Period 2 using the final hurdle of Tranche #2 as the baseline price

No change
Vesting	Any earned shares vest 3 years from the start of the agreement (3/31/2023)	No change

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

For Performance Period 1 ending March 31, 2021, Mr. Plant had the opportunity to earn the shares in Tranche 1 and the shares in Tranche 2 as follows:
Stock Price Hurdles for Tranche 1 (Baseline Price of $16.22)	# of Shares Earned (Tranche 1—Cumulative)	Pull-Forward Hurdles for Tranche 2 into Performance Period 1 (Baseline Price of $19.46)	# of Shares Earned (Tranche 2—Cumulative)
+5% = $17.03	150,000	+5% = $20.43	125,000
+10% = $17.84	300,000	+10% = $21.41	250,000
+15% = $18.65	450,000	+15% = $22.38	375,000
+20% = $19.46	600,000	+20% = $23.35	500,000
		+25% = $24.33	625,000
		+30% = $25.30	750,000
As the stock price performance of Howmet Aerospace exceeded all the hurdles for Tranche 1 and the pull-forward hurdles for Tranche 2 during Performance Period 1, Mr. Plant has earned an aggregate of 1,350,000 shares from these two Tranches. The shares will vest on 3/31/2023.
The hurdles for Tranche 3 can be earned in Performance Period 2 as set forth below. The baseline price for these hurdles was set at $31.39, which is the greater of the final performance hurdle achieved in Performance Period 1 ($25.30) and the average trading price over the last 5 trading days prior to March 31, 2021.
Stock Price Hurdles for Tranche 3 in Performance Period 2:
Stock Price Hurdles for Tranche 3 (Baseline Price of $31.39)	# of Shares Earned (Tranche 3—Cumulative)
+5% = $32.96	125,000
+10% = $34.53	250,000
+15% = $36.10	375,000
+20% = $37.67	500,000
+25% = $39.24	625,000
+30% = $40.81	750,000
The equity grants made to Mr. Plant in 2020 are intended to cover three years of service post-Separation. Therefore, Mr. Plant will not receive any additional annual or long-term incentives, including any additional equity awards, in 2021 or 2022. While the total of Mr. Plant's compensation, reported in the Summary Compensation Table, is high compared to market, it is more reasonable to assess it on an annualized basis over the next three years, where it is at approximately the 90th percentile of our CEO Compensation Peer Group.
Other Named Executive Officers

The Compensation Committee uses its business judgment to determine the appropriate compensation targets and awards for the NEOs, and utilizes several assessment factors that may include:
•
Market positioning based on peer group data

•
Individual, Group, and Corporate performance

•
Complexity and importance of the role and responsibilities

•
Experience and unique skills

•
Aggressiveness of targets

•
Contributions that positively impact the Company's future performance

•
Unanticipated events impacting business plan goals

•
Retention of key individuals in a competitive talent market

2021 Proxy Statement
Executive Compensation—Compensation Discussion and Analysis (continued)

•
Leadership and growth potential

Co-CEO Tolga I. Oal
Effective April 1, 2020, Mr. Oal was promoted to the position of Co-Chief Executive Officer from his position as President of the Company's Engineered Structures business. In his new role, he received:
•
A salary increase, effective April 1, 2020, to $875,000

•
An increase in his annual incentive target, effective April 1, 2020, from 80% to 100% of base salary

•
An annual equity award of  $3,500,012, 60% of which was granted as PRSUs and 40% of which was granted as time-vested RSUs

Mr. Oal received an annual short-term incentive compensation award for 2020 of  $679,372, based on the Corporate incentive compensation plan result of 90%, the Engineered Structures incentive compensation plan result of 80% and an individual multiplier of 100%.
Other NEOs
The 2020 compensation decisions for the other NEOs were as follows:
Executive	Salary Increase Effective 3/1/2020	Annual Equity Award Granted as 60% PRSUs and 40% RSUs	Annual Incentive Payout for 2020 Performance
			Plan Result	Individual Multiplier	Annual Incentive Payment
Kenneth J. Giacobbe	2.7% to $575,000	$1,400,007	90%	100%	$515,250
Neil E. Marchuk	3.0% to $618,000	$1,650,013	90%	100%	$553,500
Katherine H. Ramundo	2.6% to $585,000	$1,000,012	N/A—voluntary resignation prior to payment date
Paul Myron	No increase	$302,507	90%	120%	$291,600

2021 Proxy Statement
Executive Compensation (continued)

2020 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John C. Plant	2020	$1,600,000	$0	$37,351,008	$0	$0	$0	$140,000	$39,091,008
Chairman and	2019	$1,446,667	$0	$29,941,500	$0	$20,000,000	$0	$324,411	$51,712,578
Co-Chief
Executive Officer
Tolga I. Oal	2020	$794,917	$0	$3,500,012	$0	$679,372	$0	$85,870	$5,060,171
Co-Chief Executive
Officer
Kenneth J. Giacobbe	2020	$572,500	$0	$1,400,007	$0	$515,250	$261,707	$74,755	$2,824,219
Executive Vice	2019	$552,500	$0	$2,275,201	$0	$1,350,000	$358,758	$35,769	$4,572,228
President and Chief	2018	$512,500	$0	$960,089	$240,051	$94,813	$0	$105,621	$1,913,074
Financial Officer
Neil E. Marchuk	2020	$615,000	$0	$1,650,013	$0	$553,500	$0	$59,510	$2,878,023
Executive Vice	2019	$500,000	$200,000	$3,191,850	$0	$0	$0	$83,200	$3,975,050
President and Chief
Human Resources
Officer
Katherine H.	2020	$582,500	$0	$1,000,012	$0	$0	$0	$81,325	$1,663,837
Ramundo	2019	$566,667	$0	$1,100,155	$0	$963,333	$0	$54,053	$2,684,208
Former Executive Vice	2018	$550,000	$0	$1,960,185	$240,051	$101,750	$0	$60,953	$2,912,938
President, Chief Legal
Officer and Secretary
Paul Myron	2020	$450,000	$0	$302,507	$0	$291,600	$369,165	$45,575	$1,458,847
Vice President and
Controller
Notes to 2020 Summary Compensation Table:
Column (a)—Named Executive Officers. The named executive officers include the Co-Chief Executive Officers, the Chief Financial Officer, and the three other most highly compensated executives who were serving as executive officers on December 31, 2020. Under applicable SEC rules, we have excluded 2018 compensation for Messrs. Plant and Marchuk, and 2018 and 2019 compensation for Messrs. Oal and Myron, as they were not named executive officers in those years. For purposes of determining the most highly compensated executive officers, the amounts shown in column (h) were excluded.
Column (c)—Salary. This column is equal to the actual base salary amount each of the named executive officers were paid in 2020.
Columns (e) and (f  )—Stock Awards and Option Awards. The value of stock awards in column (e) and stock options in column (f  ) equals the grant date fair value, which is calculated in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation—Stock Compensation.
Stock awards are valued at the market price of a share of stock on the date of grant as determined by the closing price of our common stock.

2021 Proxy Statement
Executive Compensation (continued)

For a discussion of the assumptions used to estimate the fair value of stock awards and stock options, please refer to the following sections and pages in the Company's Annual Report on Form 10-K for the year ended December 31, 2020: "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation" on page 44, and the disclosures on "Stock-Based Compensation" in Note A and Note J to the Consolidated Financial Statements on pages 58 and 83 to 84, respectively.
Column (g)—Non-Equity Incentive Plan Compensation. Reflects cash payments made under the annual Incentive Compensation Plan for 2020 performance. See the "2020 Annual Cash Incentive Compensation Plan Design, Targets and Results" section on page 53.
Column (h)—Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts shown for Messrs. Giacobbe and Myron reflect the aggregate change in the actuarial present value of accumulated benefits under all defined benefit and actuarial plans, including supplemental plans. The increases are largely attributable to changes in the discount rate used for measurement of pension obligations year over year. Messrs. Plant, Oal, and Marchuk and Ms. Ramundo have no changes in pension value in any of their years of reportable compensation because they were not eligible to participate in the defined benefit pension plan, which was closed to employees hired after March 1, 2006 and subsequently frozen to future benefit accruals as of April 1, 2018.
Earnings on deferred compensation are not reflected in this column because the return on earnings is calculated in the same manner and at the same rate as earnings on externally managed investments of salaried employees participating in the tax-qualified 401(k) plan, and dividends on Company stock are paid at the same rate as dividends paid to shareholders.
Column (i )—All Other Compensation.
Company Contributions to Savings Plans
Name	Company Matching Contribution		3% Retirement Contribution		Total Company Contribution
	Savings Plan	Def. Comp. Plan	Savings Plan	Def. Comp. Plan
John C. Plant	$17,100	$78,900	$8,550	$35,450	$140,000
Tolga I. Oal	$8,550	$36,973	$8,550	$31,797	$85,870
Kenneth J. Giacobbe	$17,100	$0	$8,550	$49,125	$74,775
Neil E. Marchuk	$17,100	$18,360	$8,550	$15,900	$59,910
Katherine H. Ramundo	$17,100	$17,850	$8,550	$37,825	$81,325
Paul Myron	$17,100	$0	$8,550	$19,925	$45,575

2021 Proxy Statement
Executive Compensation (continued)

2020 Grants of Plan-Based Awards
Name	Grant Dates	Estimated Future Payouts Under Non-Equity Incentive Plan Awards1			Estimated Future Payouts Under Equity Incentive Plan Awards2			All Other Stock Awards: Number of Shares of Stock or Units3 (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	2020 Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John C. Plant
	4/2/2020							1,000,000			$12,500,000
	6/9/2020							485,000			$7,834,600
	4/2/2020				0	2,100,000	2,100,000				$16,916,408
Tolga I. Oal		$383,592	$767,183	$2,301,549
	5/7/2020				0	176,917	353,834	117,945			$3,500,012
Kenneth J.		$286,250	$572,500	$1,717,500
Giacobbe	5/7/2020				0	70,767	141,534	47,178			$1,400,007
Neil E.		$307,500	$615,000	$1,845,000
Marchuk	5/7/2020				0	83,404	166,808	55,603			$1,650,013
Katherine H.		$292,750	$582,500	$1,747,500
Ramundo	5/7/2020				0	50,548	101,096	33,699			$1,000,012
Paul Myron		$135,000	$270,000	$810,000
	5/7/2020				0	15,291	30,582	10,194			$302,507

1
For the NEOs other than Mr. Plant, the amounts reported are the potential amounts for annual cash IC for 2020. Actual amounts earned are reflected in the 2020 Summary Compensation Table. For more information about annual cash IC awards made under the Incentive Compensation Plan, see "Compensation Discussion and Analysis." Mr. Plant was not eligible for a cash incentive award in 2020.

2
Performance-based restricted share units were granted to Mr. Plant as part of his letter agreements in 2020. The initial grant on 4/2/2020 was for a maximum of 1,800,000 shares and the award was subsequently modified on 6/9/2020. For a complete description of the performance restricted share units granted to Mr. Plant in 2020, see page 55. For all other NEOs, the amounts shown in columns (f) through (h) represent the performance restricted share units granted in 2020, as described on page 54.

3
Time-vested restricted share unit awards granted in 2020.

2021 Proxy Statement
Executive Compensation (continued)

2020 Outstanding Equity Awards at Fiscal Year-End
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (Exercisable)1 (#)	Number of Securities Underlying Unexercised Options (Unexercisable)1 (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested2 (#)	Market Value of Shares or Units of Stock That Have Not Vested3 ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested4 (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested3 ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John C. Plant
Stock Awards						2,835,000 5	$80,910,900	810,833	$23,141,174
Tolga I. Oal
Stock Awards						173,230 6	$4,943,984	176,917	$5,049,211
Kenneth J. Giacobbe
Stock Awards						163,826 7	$4,675,594	70,767	$2,019,690
Time-Vested Options	5,255	—	—	$21.98	1/20/2022
	53,978	—	—	$20.27	1/13/2027
	17,047	8,523	—	$28.98	1/19/2028
Neil E. Marchuk
Stock Awards						156,991 8	$4,480,523	83,404	$2,380,350
Katherine H. Ramundo9
Stock Awards						143,777 9	$4,103,396	50,548	$1,442,640
Time-Vested Options	39,983	—	—	$20.27	1/13/2027
	17,047	8,523	—	$28.98	1/19/2028
Paul Myron
Stock Awards						72,020 10	$2,055,451	15,291	$436,405
Time-Vested Options	7,386	—	—	$21.98	1/20/2022
	26,313	—	—	$19.19	1/16/2023
	9,511	4,755	—	$28.98	1/19/2028

1
No new time-vested options were granted in 2019 or 2020. Options shown have a term of ten years and ordinarily vest ratably over three years (one-third each year), generally subject to continued employment. Unexercisable options in column (c) vested on January 19, 2021.

2
Stock awards in column (g) include time-vested RSU awards and earned PRSU awards, subject generally to continued employment.

3
Calculated using the closing price of Howmet Aerospace common stock on December 31, 2020, which was $28.54 per share.

4
Stock awards in column (i) include unearned PRSU awards at the target level. Subject generally to continued employment and performance, PRSU awards in this column will vest on May 7, 2023, other than Mr. Plant’s awards, which comprise 60,833 PRSUs that vested on March 31, 2021 and 750,000 PRSUs that will vest on March 31, 2023, if earned.

5
Mr. Plant’s stock awards vest as follows: 333,334 shares vested on March 31, 2021; 161,667 shares will vest on June 9, 2021; 495,000 shares will vest on March 31, 2022; and 1,844,999 shares will vest on March 31, 2023.

6
Mr. Oal’s stock awards vest as follows: 27,643 shares on May 15, 2021; 27,642 shares on May 15, 2022; and 117,945 shares on May 7, 2023.

7
Mr. Giacobbe’s stock awards vest as follows: 37,687 shares vested on January 19, 2021; 78,961 shares will vest on February 28, 2022; and 47,178 shares will vest on May 7, 2023.

8
Mr. Marchuk’s stock awards vest as follows: 50,694 shares vested on March 15, 2021; 50,694 shares will vest on March 15, 2022; and 55,603 shares will vest on May 7, 2023.

2021 Proxy Statement
Executive Compensation (continued)

9
Ms. Ramundo voluntarily resigned from the Company on February 19, 2021 and forfeited any unvested awards as of such date. The vesting dates of her stock awards in column (g): 37,687 shares vested on January 19, 2021; 72,391 and 33,699 shares would have vested on February 28, 2022 and May 7, 2023, respectively.

10
Mr. Myron’s stock awards vest as follows: 5,410 shares vested on January 19, 2021; 33,786 shares will vest on May 16, 2021; 22,630 shares will vest on February 28, 2022; and 10,194 shares will vest on May 7, 2023.

2020 Option Exercises and Stock Vested
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
John C. Plant	—	—	1,669,165	$43,552,035
Tolga I. Oal	—	—	27,643	$297,715
Kenneth J. Giacobbe	—	—	108,030	$3,432,554
Neil E. Marchuk	—	—	86,517	$1,534,867
Katherine H. Ramundo	—	—	35,580	$1,084,478
Paul Myron	—	—	39,032	$1,152,207
2020 Pension Benefits
Name1	Plan Name(s)	Years of Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Kenneth J. Giacobbe	Howmet Aerospace Retirement Plan	13.78	$627,4007
	Excess Benefits Plan C		$868,769
	Total		$1,496,176	N/A
Paul Myron	Howmet Aerospace Retirement Plan	29.27	$2,189,886
	Excess Benefits Plan C		$1,455,339
	Total		$3,645,225	N/A

1
Ms. Ramundo and Messrs. Plant, Oal, and Marchuk do not appear in the Pension Benefits Table as they are not eligible to participate in the defined benefit pension plan, which was closed to employees hired after March 1, 2006.

Valuation and Assumptions. For a discussion of the valuation method and assumptions applied in quantifying the present value of the accumulated benefit, please refer to the following sections in the Company's Annual Report on Form 10-K for the year ended December 31, 2020: "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Pension and Other Postretirement Benefits" on pages 43 to 44 and the disclosures on "Pension and Other Postretirement Benefits" in Note H to the Consolidated Financial Statements on pages 70 to 72, respectively.
Qualified Defined Benefit Plan. In 2020, Messrs. Giacobbe and Myron participated in the Howmet Aerospace Inc. Retirement Plan. The Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that covers a majority of U.S. salaried employees. Benefits under the plan are based upon years of service and final average earnings as of March 31, 2018. Final average earnings include salary plus 100% of annual cash incentive compensation and are calculated using, for Mr. Myron, the average of the highest five of the last ten years of earnings, and for Mr. Giacobbe, the highest consecutive five years. The amount of annual compensation that may be taken into account under the Plan is subject to a limit imposed by the U.S. tax code, which was $275,000 for 2018. The base benefit payable at age 65 is 1.1% of final average earnings up to the Social Security covered compensation limit plus 1.475% of final average earnings above the Social Security covered compensation limit, times years of service. Final average earnings and

2021 Proxy Statement
Executive Compensation (continued)

service after April 1, 2018 are no longer reflected as the Company moved all future benefits to the Howmet Aerospace Retirement Savings Plan. Benefits are payable as a single life annuity, a reduced 50% joint and survivor annuity, a reduced 75% joint and survivor annuity, or a single lump sum payment, as permissible, after termination of employment.
Nonqualified Defined Benefit Plans. Messrs. Giacobbe and Myron participate in the Excess Benefits Plan C. This plan is a nonqualified plan which provides for benefits taking into account compensation that exceeds the limits on compensation imposed by the U.S. tax code. The benefit formula is identical to the Howmet Aerospace Inc. Retirement Plan formula. Benefits under the nonqualified plan are payable as a reduced 50% joint and survivor annuity if the executive is married. Otherwise, the benefit is payable as a single life annuity.
Howmet Aerospace Retirement Savings Plan. For U.S. salaried employees, the Company makes an Employer Retirement Income Contribution (ERIC) in an amount equal to 3% of salary and annual incentive eligible for contribution to the Plan. The Company contributed $8,550 to each of the named executive officers accounts in 2020. In addition, all U.S. salaried employees, including the named executive officers, are eligible to receive a Company matching contribution of 100% up to the first 6% of deferred salary. In 2020, the Company matching contribution amount was $17,100 for each of the named executive officers except Mr. Oal for whom the Company's matching contribution was $8,550. These amounts are included in the column "All Other Compensation" in the "2020 Summary Compensation Table."
2020 Nonqualified Deferred Compensation
Name	Executive Contributions in 2020 ($)	Registrant Contributions in 2020 ($)	Aggregate Earnings in 2020 ($)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at 12/31/2020 FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
John C. Plant	$78,900	$114,350	$33,422E	$0	$405,007
			$0D
Tolga I. Oal	$47,695	$68,770	$77,485E	$0	$235,302
			$29D
Kenneth J. Giacobbe	$0	$49,125	$1,553E	$0	$94,207
			$0D
Neil E. Marchuk	$36,900	$34,260	$12,351E	$0	$136,915
			$0D
Katherine H. Ramundo	$17,850	$55,675	$29,247E	$0	$266,921
			$0D
Paul Myron	$0	$19,925	$3,921E	$0	$30,438
			$0D
E—Earnings
D—Dividends on Howmet Aerospace common stock or share equivalents
The investment options under the Company's nonqualified Deferred Compensation Plan are the same choices available to all salaried employees under the Company's Retirement Savings Plan and the named executive officers do not receive preferential earnings on their investments. The named executive officers may defer up to 25% of their salaries in total to the Company's Retirement Savings Plan and Deferred Compensation Plan and up to 100% of their annual cash incentive compensation to the Deferred Compensation Plan.
The Company contributes matching contributions on employee base salary deferrals that exceed the limits on compensation imposed by the U.S. tax code. In 2020, the Company Deferred Compensation Plan matching contribution amount was $78,900 for Mr. Plant, $36,973 for Mr. Oal, $18,360 for Mr. Marchuk, and $17,850 for Ms. Ramundo. No matching contributions were made for Messrs. Giacobbe and Myron as they did not make any deferred elections under the Deferred Compensation Plan. In addition, when the U.S. tax code limits Employer Retirement Income Contributions

2021 Proxy Statement
Executive Compensation (continued)

(ERIC) and 2020 transition contributions, if applicable, to the Company's Retirement Savings Plan are reached, the ERIC and transition contributions are made into the Deferred Compensation Plan. In 2020, the Company contributed $35,450 for Mr. Plant, $31,797 for Mr. Oal, $49,125 for Mr. Giacobbe, $15,900 for Mr. Marchuk, $37,825 for Ms. Ramundo, and $19,925 for Mr. Myron. These amounts are included in the column "All Other Compensation" in the "2020 Summary Compensation Table."
All nonqualified pension and deferred compensation obligations are general unsecured liabilities of the Company until paid. Upon termination of employment, deferred compensation will be paid in cash as a lump sum or in up to ten annual installments, depending on the individual's election, account balance and retirement eligibility.
Potential Payments upon Termination or Change in Control
Mr. Plant Letter Agreement Termination Protections. Per his letter agreements, if Mr. Plant's employment with the Company was terminated without cause or he terminated his employment for good reason or due to his death or disability as of December 31, 2020, he would have been entitled to:
i.
In connection with his termination of employment without cause or for good reason, a cash severance payment of $3,200,000;

ii.
In connection with his termination of employment without cause or for good reason, immediate vesting of his April 2, 2020 and June 9, 2020 RSU awards, which were valued at $29,924,190 on December 31, 2020, and in connection with his death or disability, immediate vesting of a prorated portion of those awards, which were valued at $7,487,880 on December 31, 2020;

iii.
Immediate vesting of the 1,350,000 PRSUs granted in 2020 that were earned in 2020 through the achievement of the stock price hurdles, which were valued at $38,529,000 on December 31, 2020, with the remaining 750,000 PRSUs forfeited; and

iv.
The opportunity to earn the 60,833 PRSUs of the one remaining stock-price-vesting tranche of his August 15, 2019 PRSU award, which was valued at $1,736,174 as of December 31, 2020.

Per his letter agreements, if after a change in control on December 31, 2020, Mr. Plant's employment with the Company was terminated without cause or he left for good reason, Mr. Plant would be entitled to:
i.
If the termination occurred within two years of a change in control, a cash payment equal to $17,608,500, which is the product of 650,000 multiplied by the Average Price, as defined in his letter agreements, on the day prior to the change in control.

ii.
Immediate vesting of his April 2, 2020 and June 9, 2020 RSU awards, which were valued at $29,924,190 on December 31, 2020;

iii.
Immediate vesting of the 1,350,000 PRSUs granted in 2020 that were earned in 2020 through the achievement of the stock price hurdles, which were valued at $38,529,000 on December 31, 2020, with the remaining 750,000 PRSUs forfeited; and

iv.
The opportunity to earn the 60,833 PRSUs of the one remaining stock-price-vesting tranche of his August 15, 2019 PRSU award, which was valued at $1,736,174 as of December 31, 2020.

Mr. Plant also entered into a confidentiality, developments, non-competition and non-solicitation agreement with the Company, which includes a perpetual confidentiality covenant as well as non-competition and employee and customer non-solicitation covenants that apply during employment and for a period of one year following termination of employment for any reason.
Executive Severance Plan. Messrs. Oal, Giacobbe, Marchuk, Myron and Ms. Ramundo were eligible for the Company's Executive Severance Plan during 2020. The plan provides that, upon a termination of employment without cause and subject to execution and non-revocation of a general release of legal claims against the Company, the applicable NEO will receive a cash severance payment equal to one year of base salary and one year of target annual cash incentive, continued health care benefits for a two-year period, and two additional years of retirement accrual calculated as described in the plan.

2021 Proxy Statement
Executive Compensation (continued)

The following table shows the severance payments and benefits that would have been payable to the NEOs under the Executive Severance Plan upon a termination without cause on December 31, 2020.
Name	Cash Severance Payment	Two Years Additional Retirement Accrual	Value of continued active health care benefits	Total
Tolga I. Oal	$3,500,000	$105,000	$45,733	$3,650,733
Kenneth J. Giacobbe	$1,150,000	$119,828	$45,184	$1,315,012
Neil E. Marchuk	$1,236,000	$74,160	$15,655	$1,325,815
Katherine H. Ramundo	$1,170,000	$70,200	$618	$1,240,818
Paul Myron	$900,000	$53,857	$23,124	$976,981
Change in Control Severance Benefits. Messrs. Oal, Giacobbe, Marchuk, Myron and Ms. Ramundo were eligible for the Company's Change in Control Severance Plan during 2020. The plan is designed to serve shareholders by assuring that the Company will have the continued dedication of the covered executives, notwithstanding the possibility, threat or occurrence of a change in control. These protections are intended to encourage the executives' full attention and dedication to the Company in the event of any threatened or pending change in control, which can result in significant distraction by virtue of the personal uncertainties and risks that executives frequently face under such circumstances. Severance benefits under the Change in Control Severance Plan are provided upon a termination of employment without cause or resignation by the executive for good reason, in either case within two years after a change in control of the Company.
Upon a qualifying termination, the severance benefits under the Change in Control Severance Plan are: (i) a cash payment equal to two times annual salary plus target annual cash incentive compensation, (ii) a cash payment equal to the target annual cash incentive compensation amount prorated through the severance date, (iii) continuation of health care benefits for two years, (iv) two additional years of applicable pension credit and company savings plan contributions, and (v) six months of outplacement benefits. There is no excise tax gross-up provision under the Plan.
The terms of the 2013 Howmet Aerospace Stock Incentive Plan, as Amended and Restated, provide that unvested equity awards, including awards held by the continuing NEOs, do not immediately vest upon a change in control if a replacement award is provided. However, the replacement award will vest immediately if, within a two-year period following a change in control, a plan participant is terminated without cause or leaves for good reason. In general, performance-based stock awards (other than those granted to Mr. Plant, as described above) will be converted to time-vested stock awards upon a change in control under the following terms: (i) if 50% or more of the performance period has been completed as of the date on which the change in control has occurred, then the number of shares or the value of the award will be based on actual performance completed as of the date of the change in control; or (ii) if less than 50% of the performance period has been completed as of the date on which the change in control has occurred, then the number of shares or the value of the award will be based on the target number or value.
The following table shows the severance payments and benefits that would have been payable to Ms. Ramundo and Messrs. Oal, Giacobbe, Myers and Marchuk if both a change in control and a termination without cause or resignation for good reason occurred on December 31, 2020, as well as the value of the unvested equity awards that would have become vested upon such termination or resignation. Equity award values are estimated using the Company's closing stock price on December 31, 2020, which was $28.54 per share.
Name	Value of change in control severance and benefits	Value of equity awards on 12/31/2020 that would have immediately vested
Tolga I. Oal	$5,635,616	$9,993,195
Kenneth J. Giacobbe	$2,534,012	$6,695,284
Neil E. Marchuk	$2,635,975	$6,860,873
Katherine H. Ramundo	$2,481,018	$5,546,036
Paul Myron	$1,293,417	$2,491,856

2021 Proxy Statement
Executive Compensation (continued)

Retirement Benefits. If Mr. Giacobbe had voluntarily terminated employment as of December 31, 2020, it is estimated that his pension would have paid an annual annuity of  $45,516 starting at age 55. If Mr. Myron had voluntarily terminated employment as of December 31, 2020, it is estimated that his pension would have paid an annual annuity of $134,368 starting at age 54 until age 62, and $169,286 from age 62.
Ms. Ramundo and Messrs. Plant, Oal, and Marchuk were not eligible to participate in the defined benefit pension plan, which was closed to employees hired after March 1, 2006 and subsequently frozen to future benefit accruals as of April 1, 2018.
2020 CEO Pay Ratio
Background
Item 402(u) of the SEC's Regulation S-K, which was mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires disclosure of the ratio of the annual total compensation of our CEO to our median employee's annual total compensation. The ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u).
Methodology and Determined Ratio
We determined the median annual total compensation by analyzing base salary and wages (including overtime, shift premium, etc.) for all active employees (annualized based on full-time or part-time hourly or salaried status for 2020 if employed for less than the full year) in and outside the United States as of December 31, 2020. Once the median employee was identified using this consistently applied compensation metric (CACM), we calculated the median employee's total compensation in accordance with the rules applicable to disclosure of compensation in the summary compensation table. The estimated total compensation of the median employee based on this methodology and criteria for 2020 is $58,020.
For purposes of calculating the Company's CEO pay ratio, the Company determined the total CEO compensation by adding together the total compensation for Messrs. Plant and Oal, who are Co-CEOs of the Company. As a result, the total CEO compensation was $44,151,179. Consequently, the annual CEO total compensation is 761 times that of the median annual total compensation of all other employees in 2020.

2021 Proxy Statement
Item 4 Shareholder Proposal
The following shareholder proposal will be voted on at the Annual Meeting if properly presented by or on behalf of the shareholder proponent. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, sponsored this proposal.
The Board of Directors recommends a vote “AGAINST” ITEM 4, the shareholder proposal, for the reasons set forth following the proposal.
“Proposal 4—Independent Board Chairman
The shareholders request that the Board of Directors adopt as policy, and amend the governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
If the Board determines that a Chair is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is temporarily waived if, in the unlikely event, no independent director is available and willing to serve as Chair.
This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic in June 2020.
The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.
•
The role of the CEO and management is to run the company.

•
The role of the Board of Directors is to provide independent oversight of management and the CEO.

•
There is a potential conflict of interest for a CEO to have the oversight role of Chairman.

Shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board. A CEO serving as Chair can result in excessive management influence on the Board and weaker oversight of management.
In an example from a company whose share price went from $120 to $160 in 2020 the 2020 Lowe’s (LOW) annual meeting proxy said Lowe’s independent directors determined that having a separate Chairman and Chief Executive Officer affords the CEO the opportunity to focus his time and energy on managing the business and allows the Chairman to devote his time and attention to Board oversight and governance.
Howmet Aerospace shareholders voted a 47% rejection of management pay at the 2020 annual meeting. This 47% rejection may represent a 51% rejection from the shares that have access to independent proxy voting advice. This high rejection may suggest that HWM needs a new chair for the management pay committee which would be facilitated if HWM had an Independent Chairman of the Board. Meanwhile our stock price is down from $30 in early 2020.
It is also important to have an independent board chairman as the shareholder watchdog and help make up for the 2020 silencing of shareholders at shareholder meetings with the widespread substitution of online shareholder meetings. Online meetings are a shareholder engagement and transparency wasteland.
With tightly controlled online shareholder meetings everything is optional. For instance a short management report on the status of the company and answers to submitted shareholder questions are both completely optional.
Please vote yes: Independent Board Chairman—Proposal 4”
Board of Directors’ Statement in Opposition
The Board has considered the above proposal carefully, and believes that it is not in the best interests of our shareholders. Your Board therefore recommends that you vote “AGAINST” the proposal for the following reasons.
The Board believes that shareholders are best served if the Board retains the organizational flexibility to select the best person to serve as Chairman given consideration to relevant factors at any particular time. Effective corporate governance requires more than a mechanical, “one size fits all” approach, and should enable the Board to determine the leadership structure that it believes will work best given the dynamics of the Board and senior management and other factors

2021 Proxy Statement
Item 4 Shareholder Proposal (continued)

at any particular time. The Board believes that it is uniquely qualified to evaluate the optimal leadership structure from time to time based upon its extensive experience with, and knowledge of, the Company’s strategy, operations, management structure and culture, as well as the strengths, skills and leadership styles of our directors and management and taking into account input from our shareholders. Although the Board currently believes that it is in the best interests of the Company and its shareholders to have John Plant serve in the dual role of Chairman and Co-Chief Executive Officer, the Board is aware that in the future, there may be circumstances under which an independent Chairman would be appropriate, and the Board periodically reviews and assesses its leadership structure. Therefore, while the Board does not believe it is appropriate to have a policy requiring the separation of Chairman and Chief Executive Officer roles, it also believes it should not have a policy requiring that they always be combined. Howmet Aerospace’s flexible approach is consistent with the practice at other U.S. public companies. Most companies in the S&P 500 do not have a policy mandating an independent chair, and do not currently have one: the 2020 Spencer Stuart Board Index found that approximately 66% of companies in the S&P 500 do not have an independent board chair.
Howmet Aerospace’s Current Board Leadership Structure Best Serves Howmet Aerospace and Its Shareholders. The Board believes that at the present time, Howmet Aerospace and its shareholders are best served by a leadership structure in which Mr. Plant serves as Chairman and Co-Chief Executive Officer, counterbalanced by a strong, independent Board led by an independent Lead Director who has specifically enumerated responsibilities. The Board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for their success or failure. Mr. Plant’s dual role also facilitates open and efficient communication between the Company’s executives and directors, enhancing the Board’s ability to monitor management. Furthermore, his in-depth knowledge of the Company, his significant leadership experience and his operational execution expertise make him particularly qualified to lead discussions on important matters affecting the Company. Having Mr. Plant both lead management and chair the Board has allowed the Company to obtain the benefit of his strategic and operational insights and strong leadership skills across the full range of responsibilities of the Company’s leadership, from day-to-day operational execution to long-term strategic direction. The benefit of Mr. Plant’s dual role was underscored when he led the Company from its announcement on February 8, 2019 that it would separate into two independent companies through the successful completion of the transaction on April 1, 2020, notwithstanding significant economic uncertainty, as well as volatility stemming from the COVID-19 pandemic. In fact, from the April 1, 2020 separation date to February 3, 2021, Howmet Aerospace’s stock has increased 103%. This transformational transaction and ability to manage the Company well through the unprecedented pandemic, demonstrate the agility with which Mr. Plant can, as both Chairman and Chief Executive Officer, focus on developing and executing our key initiatives to create value for shareholders.
Howmet Aerospace’s Strong Corporate Governance Practices Provide Effective, Independent Board Oversight. The Board is committed to good corporate governance and has adopted practices and procedures that promote Board independence and effective oversight of management:
•
All but two directors on the Board are independent, as defined by the listing standards of the NYSE and the Company’s Director Independence Standards. As described in their biographies (see “Item 1—Election of Directors”), the Board’s independent directors possess the relevant business experience and skills to oversee management. The independent directors meet in executive session without the presence of management at least four times a year. The independent directors use these executive sessions to discuss matters of concern as well as any matter they deem appropriate, including discussing Howmet Aerospace’s leadership structure, and evaluating the Chairman, Co-Chief Executive Officers and other members of senior management.

•
The Board’s key standing committees—namely, the Audit Committee, the Compensation and Benefits Committee, the Finance Committee and the Governance and Nominating Committee—are each composed solely of independent directors. This entrusts to the independent directors the oversight of critical matters, such as the integrity of Howmet Aerospace’s financial statements, the compensation of Howmet Aerospace’s executive officers, including its Co-Chief Executive Officers, and the evaluation of the Board and its committees. Mr. Plant does not serve on any of these Board committees.

•
The Board also recognizes the importance of strong independent Board leadership, as discussed above under “Corporate Governance—The Structure and Role of the Board of Directors—Board Leadership Structure.” Howmet Aerospace’s Corporate Governance Guidelines require that the independent directors annually select an independent Lead Director. The independent Lead Director’s responsibilities are substantially similar to many of the functions typically performed by an independent Chairman and include the following:

◦
Serving as a liaison between the Chairman and the independent directors;

2021 Proxy Statement
Item 4 Shareholder Proposal (continued)

◦
Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

◦
Responding directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with such consultation with the Chairman or other directors as the Lead Director may deem appropriate, and, if requested, ensuring that he or she is available for consultation and direct communication with major shareholders, as appropriate;

◦
Approving meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items;

◦
Ensuring personal availability for consultation and communication with independent directors and with the Chairman, as appropriate;

◦
Calling executive sessions of the Board; and

◦
Calling meetings of the independent directors, as the Lead Director may deem to be appropriate.

•
The Governance and Nominating Committee evaluates each director and recommends to the Board whether each director should be nominated for election.

Based on the foregoing, the Board believes that the rigid policy advocated by the shareholder proposal would impair the Board’s ability to determine the optimal Board leadership structure and select the individual it believes is best suited to serve as Chairman. Preserving such flexibility for the Board, while maintaining an effective, balanced corporate governance structure, will continue to best serve the interests of the Company and its shareholders.
The Board of Directors recommends a vote “AGAINST” ITEM 4, the shareholder proposal, for the reasons discussed above.

2021 PROXY STATEMENT
Questions and Answers About the Meeting and Voting
1.
Who is entitled to vote and how many votes do I have?

If you were a shareholder of record of Howmet Aerospace common stock, par value $1.00 per share (the “common stock”), at the close of business on March 29, 2021, you are eligible to vote at the Annual Meeting. For each matter presented for vote, you have one vote for each share you own.

2.
What is the difference between holding shares as a shareholder of record, a registered shareholder and as a beneficial owner of shares?

Shareholder of Record or Registered Shareholder. If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a “shareholder of record” or a “registered shareholder” of those shares.
Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in “street name”. In that case, you will have received these proxy materials from the bank, brokerage firm or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

3.
How do I vote if I am a shareholder of record or registered shareholder?

Before the Annual Meeting, by 11:59 p.m. Eastern Time on May 24, 2021, all shareholders of record can vote:
By Telephone or Internet.
•
By telephone within the U.S, U.S. territories and Canada: 1-800-690-6903

•
By internet: www.proxyvote.com

Follow the procedures and instructions described on the proxy card. You will need your 16-digit control number located on your proxy card or Notice. The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly.
By Mail. All shareholders of record who received paper copies of our proxy materials can also vote by mail using their proxy card. If you are a shareholder of record and received a Notice, you may request a written proxy card by following the instructions included in the Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.
During the Live Webcast of the Annual Meeting. All shareholders of record may vote during the live webcast of the Annual Meeting. You will need the 16-digit control number located on your Notice or proxy card to log in to the virtual meeting at www.virtualshareholdermeeting.com/HWM2021. Voting online during the Annual Meeting will replace any previous votes.
We encourage you to vote by proxy as soon as possible. The proxy committee will vote your shares according to your directions.

4.
How do I vote if I am a beneficial owner of shares?

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on the ratification of the selection of PricewaterhouseCoopers LLP as auditors for 2021), unless you provide specific instructions by completing and returning the voting instruction form from your broker, bank or other financial institution or following the instructions provided to you for voting your shares via

2021 PROXY STATEMENT
Questions and Answers About the Meeting and Voting (continued)

telephone or the internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual meeting. If you wish to vote your shares at the meeting, you will need your 16-digit control number provided on the instructions that accompanied your proxy materials.

5.
How do I vote if I participate in the employee savings plan?

Participants in the employee savings plan may attend and participate in the Annual Meeting but will not be able to vote online during the Annual Meeting. You must vote in advance of the Annual Meeting by providing the trustee of the employee savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically through the internet. The trustee is the only one who can vote your shares and the trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m. Eastern Time on May 21, 2021.

6.
Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the Annual Meeting. In order to be counted, the revocation or change must be received by 11:59 p.m. Eastern Time on May 24, 2021, or by 11:59 p.m. Eastern Time on May 21, 2021, in the case of instructions to the trustee of an employee savings plan.
To revoke your proxy or change your voting instructions:
•
Vote again by telephone or at the internet website;

•
Mail a revised proxy card or voting instruction form that is dated later than the prior one;

•
Shareholders of record may notify Howmet Aerospace’s Corporate Secretary’s Office in writing that a prior proxy is revoked; or

•
Employee savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone, or the internet, will count as your vote. If a vote has been recorded for your shares and you subsequentially submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand.
Shareholders of record and beneficial owners of shares may vote online during the Annual Meeting. Voting online during the Annual Meeting will replace any previous votes.

7.
Who should I contact if I have questions or need assistance voting prior to the Annual meeting?

Please contact Innisfree, our proxy solicitor assisting us in connection with the Annual Meeting. Shareholders may call toll-free at 1-877-750-8315. Banks and brokers may call collect at 1-212-750-5833.

8.
Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except:
•
as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•
in the case of a contested proxy solicitation;

•
to allow for the independent inspector of election to certify the results of the vote; or

•
if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management.

American Election Services, the independent proxy tabulator used by Howmet Aerospace, counts the votes and acts as the inspector of election for the 2021 Annual Meeting.

2021 PROXY STATEMENT
Questions and Answers About the Meeting and Voting (continued)

9.
How can I attend the Annual Meeting and ask questions at the meeting?

If you plan to attend the meeting via live webcast, you will need to log in to the webcast by visiting www.virtualshareholdermeeting.com/HWM2021.
If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting and entering the 16-digit control number located on your Notice, your proxy card or the instructions that accompanied your proxy materials. Type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints. Any questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered at http://www.howmet.com under “Investors—Annual Meeting”. The questions and answers will be available as soon as practicable after the meeting and will remain available until one week after posting.

10.
What should I do if I encounter technical issues accessing the Annual Meeting webcast?

We have retained Broadridge Financial Solutions (“Broadridge”) to host the Annual Meeting virtually via live webcast. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting page for assistance. Technical support will be available beginning at 8:30 a.m. Eastern Time on May 25, 2021.
Additional information regarding matters addressing technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/HWM2021.

11.
Will there be a recording of the Annual Meeting webcast?

Yes, a recording of the Annual Meeting will be available on the website for approximately 10 months following the date of the Annual Meeting.

12.
What constitutes a “quorum” for the meeting?

A quorum consists of a majority of the outstanding shares that are entitled to vote as of the record date present at the meeting or represented by proxy. Virtual attendance at the Annual Meeting constitutes presence in person for the purposes of a quorum. A quorum is necessary to conduct business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you have properly voted by proxy. Abstentions and broker non-votes (if any) count as “shares present” at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum.

13.
What is the effect of an “ABSTAIN” vote?

If you choose to abstain in voting on the election of directors, your abstention will have no effect, as the required vote is calculated as follows: votes “FOR” divided by the sum of votes “FOR” plus votes “AGAINST.”
If you choose to abstain on voting on any other matter at our Annual Meeting, your abstention will be counted as a vote “AGAINST” the proposal, as the required vote is calculated as follows: votes “FOR” divided by the sum of votes “FOR” plus votes “AGAINST” plus votes “ABSTAINING.”

14.
What is a Broker Non-Vote?

A “broker non-vote” occurs when a broker submits a proxy for the meeting with respect to a discretionary matter but does not vote on non-discretionary matters because the beneficial owner did not provide voting instructions on those matters. Under NYSE rules, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2021 (Item 2) is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on Item 2 on behalf of clients (beneficial owners) who have not furnished

2021 PROXY STATEMENT
Questions and Answers About the Meeting and Voting (continued)

voting instructions at least 15 days before the date of the annual meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “nondiscretionary” items—brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

15.
What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on March 29, 2021, the record date for the meeting, Howmet Aerospace had outstanding 434,076,077 shares of common stock. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
The Delaware General Corporation Law (the “DGCL”) and the NYSE listing standards govern the voting standards applicable to actions taken by our shareholders at the Annual Meeting. Under our Bylaws, assuming a quorum is present at the Annual Meeting, in all matters other than the election of directors, the affirmative vote of a majority of the shares present virtually or represented by proxy at the meeting and entitled to vote on the matter will be the act of the Company’s shareholders. Under the DGCL and our Bylaws, shares that abstain constitute shares that are present and entitled to vote, and have the practical effect of being voted “against” the matter, other than in the election of directors.
With respect to the election of directors, in order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast at the meeting in respect of his or her election, meaning that the number of shares voted “FOR” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast for this purpose.

16.
What does it mean if I receive more than one Notice?

If you are a shareholder of record or participate in Howmet Aerospace’s Dividend Reinvestment and Stock Purchase Plan or employee savings plan, you will receive one Notice (or if you are an employee with a Howmet Aerospace email address, an email proxy form) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one Notice or email proxy form, and in that case, you can and are urged to vote all of your shares, which will require you to vote more than once. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare, at 1-800-851-9677 (in the United States and Canada) or 1-201-680-6578 (all other locations) or through the Computershare website, www.computershare.com.

17.
What is “householding”?

Shareholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources. Householding will not in any way affect dividend check mailings.
We will deliver promptly upon written or oral request a separate copy of the 2020 Annual Report on Form 10-K, Proxy Statement, or other proxy materials, as applicable, to a security holder at a shared address to which a single copy of the document was delivered. Please direct such requests to Broadridge Financial Services at 1-866-540-7095 or sending a written request by mail to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Shareholders of record may request to begin or to discontinue householding in the future by contacting our transfer agent, Computershare Trust Company, N.A., at 1-800-851-9677 (in the United States and Canada), 1-201-680-6578 (all other locations), by mail to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 or through the Computershare website, www.computershare.com.

2021 PROXY STATEMENT
Questions and Answers About the Meeting and Voting (continued)

Shareholders owning their shares through a bank, broker or other similar organization may request to begin or to discontinue householding by contacting their bank, broker or other nominee.

18.
May I nominate someone to be a director of Howmet Aerospace?

Yes, please see “Nominating Board Candidates—Procedures and Director Qualifications” on page 15 for details on the procedures for shareholder nominations of director candidates.

19.
When are 2022 shareholder proposals due?

To be considered for inclusion in the Company’s 2022 proxy statement, shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than December 15, 2021. Address all shareholder proposals to: Howmet Aerospace Inc., Corporate Secretary’s Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email: CorporateSecretary@howmet.com. Subject to the terms and conditions set forth in the Company’s Bylaws, shareholder nominations for candidates for election at the 2022 Annual Meeting, which the shareholder wishes to include in the Company’s proxy materials relating to the 2022 Annual Meeting, must be received by the Company at the above address no earlier than November 15, 2021 and no later than December 15, 2021, together with all information required to be provided by the shareholder in accordance with the proxy access provision in the Bylaws.
For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2022 Annual Meeting, notice of intention to present the proposal, including all information required to be provided by the shareholder in accordance with the Company’s Bylaws, must be received in writing at our principal executive offices no earlier than January 25, 2022 and no later than February 24, 2022. Address all notices of intention to present proposals at the 2022 Annual Meeting to: Howmet Aerospace Inc., Attention: Corporate Secretary’s Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or
email: CorporateSecretary@howmet.com.

20.
Who pays for the solicitation of proxies?

Howmet Aerospace pays the cost of soliciting proxies. Proxies will be solicited by Howmet Aerospace on behalf of the Board of Directors by mail, telephone, other electronic means or in person. We have retained Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022, to assist with the solicitation for an estimated fee of $15,000, plus expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

21.
How do I comment on Company business?

Your comments are collected when you vote using the internet. You may also send your comments to us at: Howmet Aerospace Inc., Attention: Corporate Secretary’s Office, 201 Isabella Street, Suite 200, Pittsburgh, PA 15212-5872 or email CorporateSecretary@howmet.com. Although it is not possible to respond to each shareholder, your comments help us to understand your concerns.

22.
Can I access the proxy materials on the Internet?

Yes. The Company’s 2021 Proxy Statement and 2020 Annual Report are available at www.virtualshareholdermeeting.com/HWM2021 or can be accessed via the company website at
http://www.howmet.com under “Investors—Annual Meeting”.

23.
How may I obtain a copy of Howmet Aerospace’s Annual Report on Form 10-K and proxy materials?

The Company will provide by mail or email, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2020 and the Proxy Statement for this Annual Meeting at your request. Please direct all requests to: Howmet Aerospace Inc., Attention: Corporate Secretary’s Office, 201 Isabella Street, Suite 200,

2021 PROXY STATEMENT
Questions and Answers About the Meeting and Voting (continued)

Pittsburgh, PA 15212-5872 or email: CorporateSecretary@howmet.com. These materials are also available on the Howmet Aerospace website at www.howmet.com.
Information regarding the Virtual Annual Meeting Format
We have decided to hold the Annual Meeting virtually again this year due to the ongoing COVID-19 pandemic. Hosting a virtual Annual Meeting enables greater shareholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our shareholders, and reduces the cost and environmental impact of the Annual Meeting. For all these reasons, there will not be a physical location for the Annual meeting and you will not be able to attend in person.
Attendance and Participation

We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast. Shareholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HWM2021. Shareholders will be able to vote their shares electronically during the Annual Meeting.
Shareholders who would like to attend and participate in the Annual Meeting will need the 16-digit control number included on their Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will be available 15 minutes prior to the start of the Annual Meeting at 8:45 a.m. Eastern Time.
The virtual Annual Meeting platform is fully supported across browsers (Edge, Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets, and smartphones) running the most updated version of applicable software and plugins. Shareholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting.
Questions and Information Accessibility

The virtual Annual Meeting format allows shareholders to communicate with the Company during the Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/HWM2021, typing your question into the “Ask a Question” field, and clicking “Submit”.
Questions pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on our website at http://www.howmet.com under “Investors—Annual Meeting”, as soon as practicable after the Annual Meeting.
Technical Difficulties

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 30 minutes prior to the start of the Annual Meeting through its conclusion.
Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/HWM2021.

2021 Proxy Statement
Attachments
ATTACHMENT A–Pre-Approval Policies and Procedures for Audit and Non-Audit Services
I. Statement of Policy

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received pre-approval under this policy, it will require specific pre-approval by the Audit Committee before the service is provided. Any proposed services exceeding pre-approved cost levels under this policy will require specific pre-approval by the Audit Committee before the service is provided.
The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.
II. Delegation

The Audit Committee delegates pre-approval authority to the Chairman of the Committee. In addition, the Chairman may delegate pre-approval authority to one or more of the other members of the Audit Committee. The Chairman or member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
III. Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters.
In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide.
IV. Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor.
V. Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance and support, without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.
VI. All Other Services

The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor.

2021 Proxy Statement
Attachments (continued)

VII. Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.
VIII. Supporting Documentation

With respect to each proposed pre-approved service, the independent auditor has provided detailed descriptions regarding the specific services to be provided. Upon completion of services, the independent auditor will provide to management, upon request, detailed back-up documentation, including hours, personnel and task description relating to the specific services provided.
IX. Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer or Vice President, Internal Audit and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence.

2021 Proxy Statement
ATTACHMENT B−Howmet Aerospace Inc. Peer Group Companies
Proxy Peer for Market Information (n=18)

American Axle & Manufacturing
AMETEK Inc.
BorgWarner
Dana Incorporated
Dover Corporation
Flowserve Corporation
Huntington Ingalls Industries, Inc.
Illinois Tool Works Inc.
L3Harris Technologies, Inc.
Parker-Hannifin Corp.
Rockwell Automation, Inc.
Snap-On Incorporation
Spirit AeroSystems Holdings, Inc.
Stanley Black & Decker, Inc.
Textron Inc.
Timken Company
TransDigm Group Incorporated
Triumph Group, Inc.

Aerospace and Defense Peer Group for Measuring Relative TSR Performance for 2020 Long-Term Incentives (n=19)

AAR Corp.
Aerojet Rocketdyne Holdings, Inc.
The Boeing Company
BWX Technologies, Inc.
Curtiss-Wright Corporation
General Dynamics Corporation
HEICO Corporation
Hexcel Corporation
L3Harris Technologies, Inc.
Lockheed Martin Corporation
Moog Inc.
Northrop Grumman Corporation
Parsons Corporation
Raytheon Technologies Corp.
Spirit AeroSystems Holdings, Inc.
Teledyne Technologies Incorporated
Textron Inc.
TransDigm Group Incorporated
Triumph Group, Inc.

2021 Proxy Statement
ATTACHMENT C−Calculation of Financial Measures
SEGMENT MEASURES
($ in millions)	Year ended
	December 31, 2020	December 31, 2019
Engine Products:
Third-party sales	$2,406	$3,320
Segment operating profit	$417	$621
Segment operating profit margin	17.3%	18.7%
Fastening Systems:
Third-party sales	$1,245	$1,561
Segment operating profit	$247	$396
Segment operating profit margin	19.8%	25.4%
Engineered Structures:
Third-party sales	$927	$1,255
Segment operating profit	$73	$120
Segment operating profit margin	7.9%	9.6%
Forged Wheels:
Third-party sales	$679	$969
Segment operating profit	$153	$253
Segment operating profit margin	22.5%	26.1%

Segment performance under the Company’s management reporting system is evaluated based on a number of factors; however, the primary measure of performance is Segment operating profit. The Company’s definition of Segment operating profit is Operating income excluding Special items. Special items include Restructuring and other charges and Corporate expense. Segment operating profit may not be comparable to similarly titled measures of other companies.

2021 Proxy Statement
ATTACHMENT C (continued)

SEGMENT END MARKETS REVENUE
($ in millions)	Year ended December 31,
	2020	2019
Engine Products
Aerospace – Commercial	$1,247	$2,229
Aerospace – Defense	557	475
Commercial Transportation	—	20
Industrial and Other	602	596
Third-party sales end-market revenue	$2,406	$3,320
Fastening Systems
Aerospace – Commercial	$158	$1,060
Aerospace – Defense	36	158
Commercial Transportation	37	227
Industrial and Other	32	116
Third-party sales end-market revenue	$263	$1,561
Engineered Structures
Aerospace – Commercial	$808	$897
Aerospace – Defense	156	256
Commercial Transportation	155	—
Industrial and Other	126	102
Third-party sales end-market revenue	$1,245	$1,255
Forged Wheels
Aerospace – Commercial	$—	$—
Aerospace – Defense	—	—
Commercial Transportation	679	970
Industrial and Other	—	(1)
Third-party sales end-market revenue	$679	$969

2021 Proxy Statement
ATTACHMENT C (continued)

Some of the information included in this document is derived from Howmet Aerospace’s consolidated financial information but is not presented in Howmet Aerospace’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found below.
RECONCILIATION OF OPERATING INCOME EXCLUDING SPECIAL ITEMS
($ in millions)	Year Ended
	December 31, 2020	December 31, 2019
Operating income	$626	$579
Special items:
Restructuring and other charges	182	582
Costs associated with the Arconic Inc. Separation Transaction	7	5
Impairment of energy business assets	—	10
Legal and other advisory (reimbursements) costs related to Grenfell Tower, net	(12)	8
Strategy and portfolio review costs	—	6
Plant fire costs, net	3	9
Impairment costs related to facilities closures	3	—
Operating income excluding Special items	$809	$1,199
Operating income excluding Special items is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of the Company excluding the impacts of Special items. There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Operating income determined under GAAP as well as Operating income excluding Special items.

2021 Proxy Statement
ATTACHMENT C (continued)

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS AND DILUTED EARNINGS PER SHARE (EPS) EXCLUDING SPECIAL ITEMS
($ in millions except per share and share amounts)	Year ended
	December 31, 2020	December 31, 2019
Income from continuing operations	$211	$126
Diluted earnings per share (EPS)
Continuing operations	$0.48	$0.27
Discontinued operations	$0.11	$0.76
Special items:
Restructuring and other charges	182	582
Discrete tax items1	(115)	(25)
Other special items2	135	37
Tax impact3	(59)	(130)
Income from continuing operations excluding Special items	$354	$590
Diluted EPS excluding Special items	$0.80	$1.29
Average number of shares outstanding – diluted	439,296,141	462,827,223
Income from continuing operations excluding Special items and Diluted EPS excluding Special items are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Restructuring and other charges, Discrete tax items, and Other special items (collectively, “Special items”). In addition, management believes that the Income from continuing operations excluding Special items and Diluted EPS excluding Special items are meaningful to investors as it reflects how management reviewed the standalone costs of Howmet Aerospace in the quarter ended March 31, 2020 as if the Arconic Inc. Separation Transaction had happened on January 1, 2020. There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Income (loss) from continuing operations determined under GAAP as well as Income (loss) from continuing operations excluding Special items.
1
Discrete tax items for each period included the following:

•
for the year ended December 31, 2020, a benefit related to the release of a reserve as a result of a favorable Spanish tax case decision ($64), a benefit related to the recognition of a previously uncertain U.S. tax position ($30), a benefit for a U.S. tax law change ($30), and a net benefit for a number of small tax items ($3), partially offset by charges resulting from the remeasurement of deferred tax balances in various jurisdictions as a result of the Arconic Inc. Separation Transactions $8, and a charge related to tax rate changes in various jurisdictions $4; and

•
for the year ended December 31, 2019, a benefit associated with the deduction of foreign taxes that were previously claimed as a U.S. foreign tax credit ($24), a net benefit for foreign tax rate changes ($12), and a net benefit for a number of small tax items ($1), partially offset by a net charge related to the adjustments of prior year taxes $9, and a charge for interest accruals for potential underpayment of taxes $3.

2
Other special items for each period included the following:

•
for the year ended December 31, 2020, a cost to reverse indemnification receivables as a result of a favorable Spanish tax case decision which relieved Alcoa Corp. and Arconic Corp. of their share of the liability $53; new financing and debt tender fees $72, costs associated with the Arconic Inc. Separation Transaction $5, reimbursement of legal and other advisory costs related to Grenfell Tower ($12); net costs related to fires at two plants $3, inventory disposal costs $3, and a charge for a reserve related to investment tax credits $9; and

•
for the year ended December 31, 2019, costs related to a fire at a fasteners plant ($9), costs associated with the Arconic Inc. Separation Transaction ($5), legal and other advisory costs related to Grenfell Tower ($8), impairment of assets of the energy business $1.

3
The tax impact on Special items is based on the applicable statutory rates whereby the difference between such rates and the Company’s consolidated estimated annual effective tax rate is itself a Special item.

2021 Proxy Statement
ATTACHMENT C (continued)

RECONCILIATION OF ADJUSTED EBITDA EXCLUDING SPECIAL ITEMS MARGIN
($ in millions)	Quarter ended December 31, 2020
Income from continuing operations after income taxes	$106
Add:
Benefit for income taxes	(35)
Other expense, net	74
Interest expense	76
Restructuring and other charges	16
Provision for depreciation and amortization	67
Adjusted EBITDA	$304
Add:
Plant fire reimbursements, net	$(19)
Legal and other advisory costs related to Grenfell Tower	(3)
Adjusted EBITDA excluding Special items	$282
Third-party sales	$1,238
Adjusted EBITDA excluding Special items margin	22.8%
Adjusted EBITDA, Adjusted EBITDA excluding Special items and Adjusted EBITDA excluding Special items margin are non-GAAP financial measures. The Company’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Management believes that Adjusted EBITDA, Adjusted EBITDA excluding Special items and Adjusted EBITDA excluding Special items margin are meaningful to investors because they provide additional information with respect to the Company’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA, Adjusted EBITDA excluding Special items and Adjusted EBITDA excluding Special items margin presented may not be comparable to similarly titled measures of other companies.

2021 Proxy Statement
ATTACHMENT C (continued)

RECONCILIATION OF ADJUSTED EBITDA EXCLUDING SPECIAL ITEMS MARGIN
($ in millions)	Twelve months ended December 31, 2020 (2020 LTIP Result)
Income from continuing operations after income taxes	$211
Add:
Benefit for income taxes	(40)
Other expense, net	74
Interest expense	381
Restructuring and other charges	182
Provision for depreciation and amortization	279
Adjusted EBITDA	$1,087
Add:
Costs associated with the Arconic Inc. Separation Transaction	7
Plant fire reimbursements, net1	(3)
Legal and other advisory costs related to Grenfell Tower	(12)
Impairment costs related to facilities closures	3
Adjustment for performance-based restricted share units2	10
Adjusted EBITDA excluding Special items	$1,092
Third-party sales	$5,259
Adjustment for performance-based restricted share units2	(13)
Adjusted Sales	$5,246
Adjusted EBITDA excluding Special items margin	20.8%
Adjusted EBITDA, Adjusted EBITDA excluding Special items and Adjusted EBITDA excluding Special items margin are non-GAAP financial measures. The Company’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Management believes that Adjusted EBITDA, Adjusted EBITDA excluding Special items and Adjusted EBITDA excluding Special items margin are meaningful to investors because they provide additional information with respect to the Company’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA, Adjusted EBITDA excluding Special items and Adjusted EBITDA excluding Special items margin presented may not be comparable to similarly titled measures of other companies.
Additionally, Adjusted Sales is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because it is reflective of historical revenue performance.
1
Plant fire costs excludes the impacts of  $6 of depreciation in the second quarter ended June 30, 2020.

2
The adjustment for performance-based restricted share units included the normalization of foreign currency exchange rates and other adjustments realized in actual results to those contemplated in Howmet Aerospace’s plan.

2021 Proxy Statement
ATTACHMENT C (continued)

RECONCILIATION OF ADJUSTED FREE CASH FLOW
($ in millions)	2Q20	3Q20	4Q20	Total 2Q-4Q 2020
Cash provided from operations	$31	$35	$151	$217
Cash receipts from sold receivables	66	144	164	374
Capital expenditures	(32)	(36)	(47)	(115)
Adjusted free cash flow	65	143	268	476
Cost associated with the Arconic Inc. Separation Transaction	11	—	—	11
Adjusted free cash flow, excluding costs associated with the Arconic Inc. Separation Transaction	$76	$143	$268	$487

The net cash funding from the sale of accounts receivables was $299 million in the second quarter of 2020 which represented a $30 million use of cash in the second quarter. The net cash funding from the sale of accounts receivables was $255 million in the third quarter of 2020 which represented a $45 million use of cash in the third quarter. The net cash funding from the sale of accounts receivables was $250 million in the fourth quarter of 2020 which represented a $5 million use of cash in the fourth quarter.
Adjusted free cash flow and Adjusted free cash flow, excluding costs associated with the Arconic Inc. Separation Transaction are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures (due to the fact that these expenditures are considered necessary to maintain and expand the Company’s asset base and are expected to generate future cash flows from operations), cash receipts from net sales of beneficial interest in sold receivables, as well as costs associated with the Arconic Inc. Separation Transaction. It is important to note that Adjusted free cash flow and Adjusted free cash flow, excluding costs associated with the Arconic Inc. Separation Transaction, measures do not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

HOWMET AEROSPACE | 2021 PROXY STATEMENT

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D48771-P50628 HOWMET AEROSPACE INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS ON MAY 25, 2021 The shareholder(s) hereby appoint(s) Ramon J. Ceron, Kenneth J. Giacobbe and Neil E. Marchuk, or each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Howmet Aerospace Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time on Tuesday, May 25, 2021, by virtual meeting via live webcast, and any adjournment or postponement thereof, in accordance with the instructions set forth on the reverse side of this proxy card. The proxies are authorized to vote in their discretion upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof. This card also serves as voting instructions to the trustee of each employee savings plan sponsored by Howmet Aerospace Inc., its subsidiaries or affiliates with respect to shares of common stock of Howmet Aerospace held by the undersigned under any such plans. Your voting instructions must be received by 11:59 p.m. Eastern Time on May 21, 2021, or the trustee will vote your plan shares in the same proportion as those plan shares for which instructions have been received. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE